================================================================================


                                  MAXXAM INC.


                                    _______



                                   INDENTURE



                          Dated as of ______ __, 1996



                                    _______

                      State Street Bank and Trust Company

                                    Trustee

================================================================================

                               TABLE OF CONTENTS

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                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION..........  1

     Section 1.01.  Definitions...........................  1

                                  ARTICLE TWO

                             DEBT SECURITY FORMS.......... 11

     Section 2.01.  Forms Generally....................... 11
     Section 2.02.  Form of Trustee's Certificate of
                     Authentication....................... 12
     Section 2.03.  Securities in Global Form............. 12

                                 ARTICLE THREE

                              THE DEBT SECURITIES......... 13

     Section 3.01.  Amount Unlimited; Issuable in Series.. 13
     Section 3.02.  Denominations......................... 16
     Section 3.03.  Execution, Authentication, Delivery
                     and Dating........................... 16
     Section 3.04.  Temporary Debt Securities; Exchange of
                     Temporary Global Notes for Definitive
                     Bearer Securities; Global Notes
                     Representing Registered Securities... 19
     Section 3.05.  Registration, Transfer and Exchange... 26
     Section 3.06.  Mutilated, Destroyed, Lost and
                     Stolen Debt Securities............... 28
     Section 3.07.  Payment of Interest; Interest Rights
                     Preserved............................ 29
     Section 3.08.  Cancellation.......................... 32
     Section 3.09.  Computation of Interest............... 32
     Section 3.10.  Exchange Upon Default................. 33

                                  ARTICLE FOUR
                           SATISFACTION AND DISCHARGE..... 33
     Section 4.01.  Satisfaction and Discharge of
                     Indenture............................ 33
     Section 4.02.  Application of Trust Money............ 35
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                                  ARTICLE FIVE

                             DEFAULTS AND REMEDIES........  35

     Section 5.01.  Events of Default.....................  35
     Section 5.02.  Acceleration; Rescission..............  37
     Section 5.03.  Other Remedies........................  38
     Section 5.04.  Waiver of Past Defaults...............  38
     Section 5.05.  Control by Majority...................  39
     Section 5.06.  Limitation on Suits...................  39
     Section 5.07.  Rights of Holders to Receive Payment..  40
     Section 5.08.  Collection Suit by Trustee............  40
     Section 5.09.  Trustee May File Proofs of Claim......  40
     Section 5.10.  Priorities............................  41
     Section 5.11.  Undertaking for Costs.................  41
     Section 5.12.  Waiver of Stay or Extension Laws......  42
     Section 5.13.  Restoration of Rights and Remedies....  42

                                  ARTICLE SIX

                                  THE TRUSTEE.............  42

     Section 6.01.  Certain Duties and Responsibilities...  42
     Section 6.02.  Notice of Defaults....................  43
     Section 6.03.  Certain Rights of Trustee.............  44
     Section 6.04.  Not Responsible for Recitals or Issuance
                     of Debt Securities...................  45
     Section 6.05.  May Hold Debt Securities..............  46
     Section 6.06.  Money Held in Trust...................  46
     Section 6.07.  Compensation and Reimbursement........  46
     Section 6.08.  Disqualification; Conflicting
                     Interests............................  47
     Section 6.09.  Corporate Trustee Required;
                     Eligibility..........................  47
     Section 6.10.  Resignation and Removal; Appointment of
                     Successor............................  47
     Section 6.11.  Acceptance of Appointment by
                     Successor............................  49
     Section 6.12.  Merger, Conversion, Consolidation or
                     Succession to Business...............  50
     Section 6.13.  Preferential Collection of Claims
                     Against Company......................  51
     Section 6.14   Appointment of Authenticating Agent...  51

                                 ARTICLE SEVEN

                    HOLDERS' LISTS AND REPORTS BY TRUSTEE
                                 AND COMPANY..............  52

     Section 7.01.  Company to Furnish Trustee Names and
                     Addresses of Holders.................  52
     Section 7.02.  Preservation of Information;
                     Communication to Holders.............  53
     Section 7.03.  Reports by Trustee....................  55
     Section 7.04.  Reports by Company....................  57

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                                 ii
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                        ARTICLE EIGHT

                    CONCERNING THE HOLDERS..............  57

 Section 8.01.  Acts of Holders.........................  57
 Section 8.02.  Proof of Ownership; Proof of Execution
                 of Instruments by Holder...............  58
 Section 8.03.  Persons Deemed Owners...................  59
 Section 8.04.  Revocation of Consents; Future Holders
                 Bound..................................  59

                        ARTICLE NINE

                      HOLDERS' MEETINGS.................  60

 Section 9.01.  Purposes of Meetings....................  60
 Section 9.02.  Call of Meetings by Trustee.............  60
 Section 9.03.  Call of Meetings by Company or Holders..  60
 Section 9.04.  Qualifications for Voting...............  61
 Section 9.05.  Regulations.............................  61
 Section 9.06.  Voting..................................  62
 Section 9.07.  No Delay of Rights by Meeting...........  62

                         ARTICLE TEN

                      SUCCESSOR COMPANY.................  62

 Section 10.01. When Company May Merge or Transfer
                 Assets.................................  62


                        ARTICLE ELEVEN

                    SUPPLEMENTAL INDENTURES.............  63

 Section 11.01.  Supplemental Indentures Without
                  Consent of Holders....................  63
 Section 11.02.  Supplemental Indentures With Consent
                  of Holders............................  65
 Section 11.03.  Execution of Supplemental Indentures...  66
 Section 11.04.  Effect of Supplemental Indentures......  66
 Section 11.05.  Conformity with Trust Indenture Act....  66
 Section 11.06.  Reference in Debt Securities to
                  Supplemental Indentures...............  66
 Section 11.07.  Notice of Supplemental Indenture.......  67

                        ARTICLE TWELVE

                          COVENANTS.....................  67

 Section 12.01.  Payment of Principal, Premium and
                  Interest..............................  67

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                                 iii
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     Section 12.02.  Officer's Certificate as to Default.......  67
     Section 12.03.  Maintenance of Office or Agency...........  68
     Section 12.04.  Money for Debt Securities; Payments
                      To Be Held in Trust......................  69
     Section 12.05.  Corporate Existence.......................  70
     Section 12.06.  Purchase of Debt Securities by Company....  71
     Section 12.07.  Waiver of Certain Covenants...............  71

                                ARTICLE THIRTEEN

                        REDEMPTION OF DEBT SECURITIES..........  71

     Section 13.01.  Applicability of Article..................  71
     Section 13.02.  Election to Redeem; Notice to Trustee.....  71
     Section 13.03.  Selection by Trustee of Debt Securities
                       to Be Redeemed..........................  72
     Section 13.04.  Notice of Redemption......................  72
     Section 13.05.  Deposit of Redemption Price...............  74
     Section 13.06.  Debt Securities Payable on Redemption
                       Date....................................  74
     Section 13.07.  Debt Securities Redeemed in Part..........  75

                                ARTICLE FOURTEEN

                                 SINKING FUNDS.................  75

     Section 14.01.  Applicability of Article..................  75
     Section 14.02.  Satisfaction of Mandatory Sinking Fund
                       Payments with Debt Securities...........  75
     Section 14.03.  Redemption of Debt Securities for
                       Sinking Fund............................  76

                                ARTICLE FIFTEEN

                                  DEFEASANCE...................  78

     Section 15.01.  Applicability of Article..................  78
     Section 15.02.  Defeasance Upon Deposit of Moneys or
                       U.S. Government Obligations.............  78
     Section 15.03.  Deposited Moneys and U.S. Government
                       Obligations to Be Held in Trust.........  80
     Section 15.04.  Repayment to Company......................  80

                                ARTICLE SIXTEEN

                                 MISCELLANEOUS.................  80

     Section 16.01.  Trust Indenture Act Controls..............  80
     Section 16.02.  Notices to the Company and Trustee........  80
     Section 16.03.  Notice to Holders; Waiver.................  81

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                                   iv
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     Section 16.04.  Communication by Holders with Other
                       Holders..............................  82
     Section 16.05.  Certificate and Opinion as to
                       Conditions Precedent.................  82
     Section 16.06.  Statements Required in Certificate or
                       Opinion..............................  83
     Section 16.07.  When Treasury Securities Disregarded...  83
     Section 16.08.  Rules by Trustee, Paying Agent and
                       Registrar............................  84
     Section 16.09.  Legal Holidays.........................  84
     Section 16.10.  Governing Law..........................  84
     Section 16.11.  No Recourse Against Others.............  84
     Section 16.12.  Successors and Assigns.................  85
     Section 16.13.  Severability...........................  85
     Section 16.14.  Multiple Originals.....................  85
     Section 16.15.  Table of Contents; Headings............  85
     Section 16.16.  Benefits of Indenture..................  85

                               ARTICLE SEVENTEEN

                             EXCHANGE OF SECURITIES.........  85

     Section 17.01   Right to Exchange......................  85
     Section 17.02   Method of Exchange.....................  88
     Section 17.03   Fractional Interests...................  92
     Section 17.04   Adjustment of Exchange Rate............  92
     Section 17.05   Pledge Agreement; Company Instructions
                     Concerning Exchange Property...........  94
     Section 17.06   Provisions Relating to Collateral......  98
     Section 17.07   Company to Give Notice of Certain
                      Events................................ 100
     Section 17.08   Merger of Kaiser....................... 101
     Section 17.09   Certain Tender of Exchange Offers for
                      Exchange Property..................... 102
     Section 17.10   Cash Payment Election.................. 105
     Section 17.11   Obligations of Trustee and Collateral
                      Agent................................. 106
     Section 17.12   Limitation of Liens on Exchange
                      Property.............................. 106
     Section 17.13   Transfer Taxes......................... 107
     Section 17.14   Cancellation of Exchangeable Securities 107
     Section 17.15   Registration of Kaiser Common Stock
                      and Other Securities Held as Exchange
                      Property.............................. 107
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                                   v

EXHIBITS
--------

Exhibit A      Form of Certificate to be given by Person Entitled to Received
               Bearer Security or Interest Prior to an Exchange Date

Exhibit B      Form of Certificate to be given by Euro-Clear and Cedel, S.A. in connection with the Exchange of a portion of a Temporary Global
               Note

Exhibit C      Pledge Agreement

           Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of ______ __, 1996



Trust Indenture Act Section                      Indenture Section
---------------------------                      -----------------
Sec. 310 (a)(1) .......                          6.09
         (a)(2) .......                          6.09
         (a)(3) .......                          Not Applicable
         (a)(4) .......                          Not Applicable
         (a)(5) .......                          6.09
         (b)    .......                          6.08, 6.10
         (c)    .......                          Not Applicable
Sec. 311 (a)    .......                          6.13(a)
         (b)    .......                          6.13(b)
         (c)    .......                          Not Applicable
Sec. 312 (a)    .......                          7.01, 7.02(a)
         (b)    .......                          7.02(b)
         (c)    .......                          7.02(c)
Sec. 313 (a)    .......                          7.03(a)
         (b)    .......                          7.03(b)
         (c)    .......                          7.03(c)
         (d)    .......                          7.03(d)
Sec. 314 (a)    .......                          7.04, 12.02
         (b)    .......                          17.06(h)
         (c)(1) .......                          16.05, 17.06(h)
         (c)(2) .......                          16.05, 17.06(h)
         (c)(3) .......                          Not Applicable
         (d)    .......                          17.06(h)
         (e)    .......                          16.06
Sec. 315 (a)    .......                          6.01(a), 6.01(c)
         (b)    .......                          6.02, 7.03(a)(7)
         (c)    .......                          6.01(b)
         (d)(1) .......                          6.01(c)(1)
         (d)(2) .......                          6.01(c)(2)
         (d)(3) .......                          6.01(c)(3)
         (e)    .......                          5.11
Sec. 316 (a)(1)(A).....                          5.05
         (a)(1)(B).....                          5.04
         (a)(2) .......                          Not Applicable
         (b)    .......                          5.07
         (c)    .......                          Not Applicable
Sec. 317 (a)(1) .......                          5.08
         (a)(2) .......                          5.09
         (b)    .......                          12.04
Sec. 318 ..............                          16.01


________
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

          INDENTURE, dated as of________ , 1996, between MAXXAM INC., a Delaware corporation (the "Company"), having its principal executive office at 5847 San Felipe, Suite 2600, Houston, Texas 77057, and State Street Bank and Trust Company (the "Trustee"), having its principal corporate trust office at Two International Place, Boston, Massachusetts 02110.


                            RECITALS OF THE COMPANY

          The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (herein generally called the "Debt Securities"), to be issued in one or more series, as in this Indenture provided.

          All things necessary have been done to make this Indenture a valid agreement of the Company, in accordance with its terms.

          NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of Debt Securities by the Holders (as defined herein) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of Debt Securities of any series, as follows:


                                  ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

          Section 1.01. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

          (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

          (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the

     United States of America at the date of such computation; and

          (4) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

          "Act" when used with respect to any Holder, has the meaning specified in Section 8.01.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Authenticating Agent" has the meaning specified in Section 6.14.

          "Authorized Newspaper" means a newspaper in an official language of the country of publication customarily published at least once a day, and customarily published for at least five days in each calendar week, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different newspapers in the same city meeting the foregoing requirements and in each case on any Business Day in such city.

          "Bearer Security" means any Debt Security (with or without Coupons), in the form established pursuant to Section 2.01, which is payable to bearer (including any Global Note payable to bearer) and title to which passes by delivery only, but does not include any Coupons.

          "Board of Directors" means either the board of directors of the Company, or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of the Company to whom that board or committee shall have delegated its authority.

          "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

          "Business Day," when used with respect to any Place of Payment or any other particular location referred to in this Indenture or in the Debt Securities, means any day which is not a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies in that Place of Payment or other location are authorized or obligated by law to close, except as otherwise specified pursuant to Section 3.01.

          "Capital Lease Obligations" of any Person means, as of any date of determination, any obligation that is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with generally accepted accounting principles as of such determination date; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with generally accepted accounting principles; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Cash Equivalents" means: (a) U.S. Government Obligations, maturing not more than one year after the date of acquisition; (b) any certificate of deposit or bankers' acceptance, in each case, maturing not more than 180 days after the date of acquisition, issued by, or, in the case of bankers' acceptance, accepted by, or time deposit of, any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia or any United States branch office or agency of any foreign depository institution, in each case that has combined capital and surplus and undivided profits of not less than $200 million or whose unsecured, unguaranteed long-term debt obligations are rated "A-2" by Standard & Poor's Corporation ("S&P") and "P-2" by Moody's Investors Service, Inc. ("Moody's") or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher; (c) repurchase agreements entered into with entities whose unsecured, unguaranteed long-term debt obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, or whose unsecured, unguaranteed commercial paper obligations are rated "A-2" by S&P and "P-2" by Moody's or higher, pursuant to a written agreement with respect to any obligation described in clauses (a), (b), or (c) of this definition; (d) commercial paper (including both noninterest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of acquisition), issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment thereof is made of "P-2" (or higher) according to Moody's or "A-2" (or higher) according to S&P;
(e) adjustable rate preferred stock that is rated "A-1" (or higher) by S&P or "P-1" (or higher) by Moody's; (f) taxable or nontaxable auction rate securities which have rates reset on periodic short-term intervals (typically each 7,

14, 21, 28, 35, or 49 days via a Dutch auction process) and which at the time of the purchase have been rated and the ratings for which (A) direct issues, must not be less than "P-2" if rated by Moody's and not less than "A-2" if rated by S&P, or (B) for collateralized issues which follow the asset coverage test set forth in the Investment Company Act of 1940, as amended, must have long-term ratings of at least "AAA" if rated by S&P and "Aaa" if rated by Moody's; (g) money market deposit accounts issued or offered by any bank or trust company organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital and surplus in excess of $500 million; (h) non-taxable securities, maturing not later than one year after the date of acquisition, issued by any state or municipality and having ratings of at least "A" if rated by S&P and "P2" if rated by Moody's; or (i) any investments hereafter developed which are substantially comparable to those described above.

          "CEDEL" means Cedel, S.A. or its successor.

          "Code" means the Internal Revenue Code of 1986, as amended (or any successor statute thereto), and the regulations promulgated thereunder, all as in effect from time to time.

          "Commission" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

          "Common Depositary" has the meaning specified in Section 3.04(b).

          "Company" means the Person named as the "Company" in the first paragraph of this instrument, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

          "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman, a Vice Chairman, the President, the Chief Financial Officer or a Vice President and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Corporate Trust Office" means the principal corporate trust office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this instrument is located at Two International Place, Boston, Massachusetts 02110.

          "Corporation" includes corporations, associations, companies and business trusts.

          "Coupon" means any interest coupon appertaining to any Debt Security.

          "Coupon Security" means any Bearer Security authenticated and delivered with one or more Coupons appertaining thereto.

          "Debt Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Debt Securities (including any Global Notes) authenticated and delivered under this Indenture.

          "Default" means, with respect to the Debt Securities or Coupons, if any, of any series, any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Debt Securities of such series.

          "Defaulted Interest" has the meaning specified in Section 3.07.

          "Discharged" has the meaning specified in Section 15.02.

          "Discount Security" means any Debt Security which is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and the regulations thereunder.

          "Dollar" or "$" means a dollar or other equivalent unit in such coin or currency of the United States as at the time of payment is legal tender for the payment of public and private debts.

          "DTC" means the Depository Trust Company, or its successor.

          "Euro-clear Operator" means Morgan Guaranty Trust Company of New York, or its successor, as operator of the Euro-clear System.

          "Event of Default" has the meaning specified in Section 5.01.

          "Fixed Rate Security" means a Debt Security which provides for the payment of interest at a fixed rate.

          "Floating Rate Security" means a Debt Security which provides for the payment of interest at a variable rate determined periodically by reference to an interest rate index or any other index specified pursuant to Section 3.01.

          "Global Note" means a Registered Security or Bearer Security evidencing all or part of a series of Debt Securities, including, without limitation, any temporary or permanent Global Note.

          "Holder" means, with respect to a Registered Security, the Registered Holder, and with respect to a Bearer Security or a Coupon, the bearer thereof.

          "Indebtedness" of any Person means, at any date, any of the following (without duplication): (i) the principal amount of all obligations (unconditional or contingent) of such person for borrowed money (whether or not there is recourse to the whole of the assets of such Person or only to a portion thereof) and the principal amount of all obligations (unconditional or contingent) of such Person evidenced by debentures, notes or other similar instruments (including, without limitation, reimbursement obligations with respect to letters of credit (except to the extent collateralized by cash or Cash Equivalents), performance bonds (except to the extent collateralized by cash or Cash Equivalents) and bankers' acceptances (except to the extent collateralized by cash or Cash Equivalents)); (ii) all obligations of such Person to pay the deferred purchase price of property or services, except (A) accounts payable and other current liabilities arising in the ordinary course of business and (B) compensation, pension obligations and other obligations arising from employee benefits and employee arrangements; (iii) Capital Lease Obligations of such Person; (iv) all Indebtedness of others secured by a lien on any asset of such Person whether or not such Indebtedness is assumed or guaranteed by such Person; and (v) all Indebtedness of others guaranteed by such Person; and the amounts thereof shall be the outstanding balance of any such unconditional obligations as described in clauses (i) through (v) (other than clause (iv)), and the maximum liability of any such contingent obligations at such date as described in clauses (i) through (v) (other than with respect to clause (iv)) and, in the case of clause (iv), the lesser of the fair value (as determined by the Board of Directors) at such date of any asset subject to any lien securing the Indebtedness of others and the principal amount of the Indebtedness secured; provided, that the Indebtedness of any Person shall not include (x) obligations of such Person arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided, that such obligations are extinguished within two Business Days after their incurrence and (y) obligations of such Person resulting from the endorsement of negotiable instruments in the ordinary course of business.

          "Indenture" means this instrument as originally executed, or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and, unless the context otherwise requires, shall include the terms of a particular series of Debt Securities as established pursuant to Section 3.01.

          The term "interest," when used with respect to a Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity, and, when used with respect to a Bearer Security, includes any additional amounts payable on such Bearer Security, if so provided pursuant to
Section 3.01.

          "Interest Payment Date" with respect to any Debt Security means the Stated Maturity of an installment of interest on such Debt Security.

          "Maturity," when used with respect to any Debt Security, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder thereof or otherwise.

          "Officers' Certificate" means a certificate signed by the Chairman, a Vice Chairman, the President, the Chief Financial Officer or a Vice President, and by the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary of the Company, and delivered to the Trustee.

          "Opinion of Counsel" means a written opinion of counsel, who may be counsel to the Company (including an employee of the Company) and who shall be reasonably satisfactory to the Trustee, which is delivered to the Trustee.

          "Outstanding," when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under this Indenture, except:

          (vi) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

          (vii) Debt Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Debt Securities and any Coupons thereto pertaining;

     provided, however, that if such Debt Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

          (viii) Debt Securities which have been paid pursuant to Section 3.06 or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to this Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands such Debt Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such Act, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right to act with respect to such Debt Securities and that the pledgee is not the Company or any other obligor upon the Debt Securities or any Subsidiary of the Company or of such other obligor. In determining whether the Holders of the requisite principal amount of Outstanding Debt Securities have performed any Act hereunder, the principal amount of a Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof.

          "Overdue Rate," when used with respect to any series of the Debt Securities, means the rate designated as such in or pursuant to the Board Resolution or the supplemental indenture, as the case may be, relating to such series as contemplated by Section 3.01.

          "Paying Agent" means any Person authorized by the Company to pay the principal of (and premium, if any) or interest on any Debt Securities on behalf of the Company.

          The term "permanent Global Note" has the meaning specified in Section 3.04(b).

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

          "Place of Payment," when used with respect to the Debt Securities of any series, means the place or places where the principal of (and premium, if any) and interest on the Debt

Securities of that series are payable as specified pursuant to Section 3.01.

          "Predecessor Security" of any particular Debt Security means every previous Debt Security evidencing all or a portion of the same debt as that evidenced by such particular Debt Security; and, for the purposes of this definition, any Debt Security authenticated and delivered under Section 3.06 in lieu of a mutilated, lost, destroyed or stolen Debt Security or a Debt Security to which a mutilated, lost, destroyed or stolen Coupon appertains shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Debt Security or the Debt Security to which the mutilated, lost, destroyed or stolen Coupon appertains, as the case may be.

          "Redemption Date" means the date fixed for redemption of any Debt Security pursuant to this Indenture which, in the case of a Floating Rate Security, unless otherwise specified pursuant to Section 3.01, shall be an Interest Payment Date only.

          "Redemption Price" means, in the case of a Discount Security, the amount of the principal thereof that would be due and payable as of the Redemption Date upon a declaration of acceleration of the maturity thereof pursuant to Section 5.02, and in the case of any other Debt Security, the principal amount thereof, plus, in each case, premium, if any, and accrued and unpaid interest, if any, to the Redemption Date.

          "Registered Holder" means the Person in whose name a Registered Security is registered in the Security Register.

          "Registered Security" means any Debt Security in the form established pursuant to Section 2.01 which is registered as to principal and interest in the Security Register.

          "Regular Record Date" for the interest payable on the Registered Securities of any series on any Interest Payment Date means the date specified for that purpose pursuant to Section 3.01 for such Interest Payment Date.

          "Responsible Officer," when used with respect to the Trustee, means any vice president, the secretary, any assistant secretary or any assistant vice president or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Securities Act" means the Securities Act of 1933, as amended (or any successor statute thereto), and the rules and regulations promulgated thereunder.

          "Security Register" and "Security Registrar" have the respective meanings specified in Section 3.05(a).

          "Significant Subsidiary" shall have the meaning assigned to that term under Regulation S-X of the Securities Act as in effect on the date of the Indenture; provided, however, that neither Sam Houston Race Park, Ltd., or any successor thereto, nor any Subsidiary of the Company, the principal asset of which consists of equity interests in Sam Houston Race Park, Ltd., or any successor thereto, shall be deemed to be a Significant Subsidiary of the Company.

          "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.01.

          "Stated Maturity," when used with respect to any Debt Security or any installment of principal thereof or premium thereon or interest thereon, means the date specified in such Debt Security or the Coupon, if any, representing such installment of interest, as the date on which the principal of such Debt Security or such installment of principal, premium or interest is due and payable.

          "Subsidiary" means, with respect to any Person, (i) any corporation of which more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors of the corporation (irrespective of whether at the time stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person, or (ii) any other entity of which more than 50% of the outstanding equity ownership interests are at the time owned, directly or indirectly, by such Person, or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries of such Person.

          The term "temporary Global Note" has the meaning specified in Section 3.04(b).

          "Trade Payables" means accounts payable or any other indebtedness or monetary obligations to trade creditors created or assumed in the ordinary course of business in connection with the obtaining of materials or services.

          "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Debt Securities of any series shall mean the Trustee with respect to Debt Securities of such series.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 11.05.

          "United States" means the United States of America (including the States and the District of Columbia), and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

          "U.S. Depositary" means a clearing agency registered under the Securities Exchange Act of 1934, as amended, or any successor thereto, which shall in either case be designated by the Company pursuant to Section 3.01 until a successor U.S. Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "U.S. Depositary" shall mean or include each Person who is then a U.S. Depositary hereunder, and if at any time there is more than one such Person, "U.S. Depositary" as used with respect to the Debt Securities of any series shall mean the U.S. Depositary with respect to the Debt Securities of that series.

          "U.S. Government Obligations" has the meaning specified in Section 15.02.

          "U.S. Person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

          "Vice President" includes, with respect to the Company and the Trustee, any Vice President of the Company or the Trustee, as the case may be, whether or not designated by a number or word or words added before or after the title "Vice President."


                                  ARTICLE TWO

                              DEBT SECURITY FORMS

          Section 2.01. Forms Generally. The Debt Securities and the Coupons, if any, of each series shall be substantially in one of the forms (including global form) established in or pursuant to a Board Resolution or one or more indentures supplemental hereto, and shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which any series of the Debt Securities may be listed, or to conform to usage, all as determined by the officers executing such Debt Securities and Coupons as conclusively evidenced by their execution of such Debt Securities and Coupons. If the form of a series of Debt Securities or Coupons (or any Global Note) is established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be delivered to the Trustee, together with an Officers' Certificate setting forth the form of such series, at or prior to the delivery of the Company Order contemplated by Section 3.03 for the authentication and delivery of such Debt Securities (or any such Global Note) or Coupons.

          Unless otherwise specified as contemplated by Section 3.01, Debt Securities in bearer form (other than in global form) shall have Coupons attached.

          The definitive Debt Securities and Coupons, if any, of each series shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Debt Securities and Coupons, as conclusively evidenced by their execution of such Debt Securities and Coupons.

          Section 2.02. Form of Trustee's Certificate of Authentication. The form of the Trustee's certificate of authentication to be borne by the Debt Securities shall be substantially as follows:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the series of Debt Securities issued under the within mentioned Indenture.


                                      __________________________,
                                      as Trustee


                                      By________________________
                                          Authorized Signatory

          Section 2.03. Securities in Global Form. If any Debt Security of a series is issuable in the form of a Global Note, such Global Note may provide that it shall represent the aggregate amount of Outstanding Debt Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Debt Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Note to reflect the amount, or any increase or decrease in the amount, of Outstanding Debt Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Note. Any instructions by the Company with respect to a Global Note, after its initial issuance, shall be in writing but need not comply with Section 16.05.

          Global Notes may be issued in either registered or bearer form and in either temporary or permanent form. Permanent Global Notes will be issued in definitive form.


                                 ARTICLE THREE

                              THE DEBT SECURITIES

          Section 3.01. Amount Unlimited; Issuable in Series. The aggregate principal amount of Debt Securities which may be authenticated and delivered under this Indenture is unlimited.

          The Debt Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution and (subject to Section 3.03) set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Debt Securities of any series:

          (1) the title of the Debt Securities of the series (which shall distinguish the Debt Securities of such series from all other series of Debt Securities);

          (2) the aggregate principal amount of the Debt Securities of the series and the limit, if any, upon the aggregate principal amount of the Debt Securities of the series which may be authenticated and delivered under this Indenture (except for Debt Securities authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Debt Securities of such series pursuant to Sections 3.04, 3.05, 3.06, 11.06 or 13.07);

          (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the Maturity thereof or the method by which such portion shall be determined;

          (4) the date or dates on which or periods during which the Debt Securities of the series may be issued, and the date or dates (or the method of determination thereof) on which the principal of (and premium, if any, on) the Debt Securities of such series will or may be payable (which, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time);

          (5) the rate or rates (or the method of determination thereof) at which the Debt Securities of the series shall bear interest, if any, and the date or dates (or the method of determination thereof) from which such interest shall accrue (which, in either case or both, if so provided in such Board Resolution or supplemental indenture, may be determined by the Company from time to time and set forth in the Debt Securities of the series issued from time to time); and the Interest Payment Dates on which such interest shall be payable (or the method of determination thereof), and, in the case of Registered Securities, the Regular Record Dates, if any, for the interest payable on such Interest Payment Dates and, in the case of Floating Rate Securities, the notice, if any, to Holders regarding the determination of interest and the manner of giving such notice;

          (6) the place or places, if any, in addition to or instead of the Corporate Trust Office of the Trustee (in the case of Registered Securities) or the principal London office of the Trustee (in the case of Bearer Securities), where the principal of (and premium, if any) and interest on Debt Securities of the series shall be payable; the extent to which, or the manner in which, any interest payable on any Global Note on an Interest Payment Date will be paid, if other than in the manner provided in Section 3.07; the extent, if any, to which the provisions of the last sentence of Section 12.01 shall apply to the Debt Securities of the series; and the manner in which any principal of, or premium, if any, on, any Global Note will be paid, if other than as set forth elsewhere herein;

          (7) the obligation, if any, of the Company to redeem, repay or purchase Debt Securities of the series pursuant to any sinking fund or analogous provisions or at the option of the Holder and the period or periods within which, or the dates on which, the prices at which and the terms and conditions upon which Debt Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

          (8) the period or periods within which, or the date or dates on which, and the terms and conditions upon which Debt Securities may be converted into or exchanged or redeemed for common stock of Kaiser Aluminum Corporation owned by the Company, if any, in whole or in part, at the option of the Company or otherwise, and any specific terms relating to the adjustment thereof;

          (9) the period or periods within which, or the date or dates on which, the price or prices at which, and the terms and conditions upon which Debt Securities of the series may be redeemed, if any, in whole or in part, at the option of the Company or otherwise;

          (10) the denominations of such Debt Securities if other than denominations of $1,000 and any integral multiple thereof (except as provided in Section 3.04);

          (11) whether the Debt Securities of the series are to be issued as Discount Securities and the amount of discount at which such Debt Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Debt Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02;

          (12) whether Debt Securities of the series are to be issued as Registered Securities or Bearer Securities or both, and, if Bearer Securities are issued, whether Coupons will be attached thereto, whether Bearer Securities of the series may be exchanged for Registered Securities of the series, as provided in Section 3.05(b) or otherwise, and the circumstances under which and the place or places at which any such exchanges, if permitted, may be made;

          (13) whether provisions for payment of additional amounts or tax redemptions shall apply and, if such provisions shall apply, such provisions; and, if Bearer Securities of the series are to be issued, whether a procedure other than that set forth in Section 3.04(b) shall apply and, if so, such other procedure, and if the procedure set forth in
     Section 3.04(b) shall apply, the forms of certifications to be delivered under such procedure;

          (14) the date as of which any Debt Securities of the series shall be dated, if other than as set forth in Section 3.03;

          (15) any addition to, or modification or deletion of, any Events of Default or covenants provided for with respect to Debt Securities of the series;

          (16) if Bearer Securities of the series are to be issued, (x) whether interest in respect of any portion of a temporary Debt Security in global form (representing all of the Outstanding Bearer Securities of the series) payable in respect of any Interest Payment Date prior to the exchange of such temporary Debt Security for definitive Debt Securities of the series shall be paid to any clearing organization with respect to the portion of such temporary Debt Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such Interest Payment Date, and (y) the terms upon which interests in such temporary Debt Security in global form may be exchanged for interests in a permanent Global Note or for definitive Debt Securities of the series and the terms upon which interests in a permanent Global Note, if any, may be exchanged for definitive Debt Securities of the series;

          (17) whether the Debt Securities of the series shall be issued in whole or in part in the form of one or more Global Notes and, in such case, the U.S. Depositary or any Common Depositary for such Global Note or Notes; and if the Debt Securities of the series are issuable only as Registered Securities, the manner in which and the circumstances under which Global Notes representing Debt Securities of the series may be exchanged for Registered Securities in definitive form, if other than, or in addition to, the manner and circumstances specified in Section 3.04(c); and

          (18) the nature and terms of any security applicable to the Offered Securities;

          (19) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture).

          All Debt Securities of any one series shall be substantially identical except as to denomination, rate of interest, Stated Maturity and the date from which interest, if any, shall accrue, which, as set forth above, may be determined by the Company from time to time as to Debt Securities of a series if so provided in or established pursuant to the authority granted in a Board Resolution or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such Board Resolution and (subject to Section 3.03) set forth in such Officers' Certificate, or in any such indenture supplemental hereto. All Debt Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional Debt Securities of such series.

          If any of the terms of a series of Debt Securities are established in or pursuant to a Board Resolution, a copy of such Board Resolution shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of the series.

          Section 3.02. Denominations. In the absence of any specification pursuant to Section 3.01 with respect to the Debt Securities of any series, the Debt Securities of such series shall be issuable only as Registered Securities in denominations of $1,000 and any integral multiple thereof and shall be payable only in Dollars.

          Section 3.03. Execution, Authentication, Delivery and Dating. The Debt Securities and the Coupons, if any, of any series shall be executed on behalf of the Company by its Chairman, a Vice Chairman, its President, one of its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon and attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers may be manual or facsimile.

          Debt Securities and Coupons bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Debt Securities and Coupons or did not hold such offices at the date of such Debt Securities and Coupons.

          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Debt Securities, with appropriate Coupons, if any, of any series, executed by the Company, to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Debt Securities and Coupons and the Trustee in accordance with the Company Order shall authenticate and deliver such Debt Securities and Coupons; provided, however, that, in connection with its sale during the "restricted period" (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury Regulations), no Bearer Security shall be mailed or otherwise delivered to any location in the United States; and provided, further, that a Bearer Security (other than a temporary Global Note in bearer form) may be delivered outside the United States in connection with its original issuance only if the Person entitled to receive such Bearer Security shall have furnished to the Euro-clear Operator or to CEDEL a certificate substantially in the form set forth in Exhibit A to this Indenture. If all the Debt Securities of any one series are not to be issued at one time and if a Board Resolution or supplemental indenture relating to such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Debt Securities, such as interest rate, Stated Maturity, date of issuance and date from which interest, if any, shall accrue. If any Debt Security shall be represented by a permanent Global Note, then, for purposes of this Section and Section 3.04, the notation of a beneficial owner's interest therein upon original issuance of such Debt Security or upon exchange of a portion of a temporary Global Note shall be deemed to be delivery in connection with the original issuance of such beneficial owner's interest in such permanent Global Note. Except as permitted by Section 3.06 or 3.07, the Trustee shall not authenticate and deliver any Bearer Security unless all Coupons for interest then matured have been detached and cancelled.

          The Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, prior to the authentication and delivery of the Debt Securities and Coupons of such series, (i) the supplemental indenture or the Board Resolution by or pursuant to which the form and terms of such Debt Securities and Coupons have been approved and (ii) an Opinion of Counsel substantially to the effect that:

          (1) all instruments furnished by the Company to the Trustee in connection with the authentication and delivery of such Debt Securities and Coupons conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Trustee to authenticate and deliver such Debt Securities and Coupons;

          (2) the forms and terms of such Debt Securities and Coupons have been established in conformity with the provisions of this Indenture;

          (3) in the event that the forms or terms of such Debt Securities and Coupons have been established in a supple-mental indenture, the execution and delivery of such supplemental indenture has been duly authorized by all necessary corporate action of the Company, such supplemental indenture has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, is a valid and binding obligation enforceable against the Company in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object;

          (4) the execution and delivery of such Debt Securities and Coupons have been duly authorized by all necessary corporate action of the Company and such Debt Securities and Coupons have been duly executed by the Company and, assuming due authentication by the Trustee and delivery by the Company, are valid and binding obligations enforceable against the Company in accordance with their terms, entitled to the benefit of the Indenture, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and subject to such other exceptions as counsel shall request and as to which the Trustee shall not reasonably object; and

          (5) the amount of Debt Securities Outstanding of such series, together with the amount of such Debt Securities, does not exceed any limit established under the terms of this Indenture on the amount of Debt Securities of such series that may be authenticated and delivered.

          The Trustee shall not be required to authenticate such Debt Securities and Coupons if the issuance of such Debt Securities and Coupons pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Debt Securities and this Indenture in a manner which is not reasonably acceptable to the Trustee.

          Each Registered Security shall be dated the date of its authentication. Each Bearer Security (including any temporary or permanent or other definitive Bearer Security in global form) shall be dated as of the date of original issuance of the first Debt Security of such series to be issued, except as otherwise provided pursuant to Section 3.01 with respect to the Bearer Securities of any series.

          No Debt Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Debt Security a certificate of authentication substantially in one of the forms provided for herein duly executed by the Trustee or by an Authenticating Agent, and such certificate upon any Debt Security shall be conclusive evidence, and the only evidence, that such Debt Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Debt Security shall have been duly authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Debt Security to the Trustee for cancellation as provided in Section 3.08 together with a written statement (which need not comply with Section 16.05) stating that such Debt Security has never been issued and sold by the Company, for all purposes of this Indenture such Debt Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

          Section 3.04. Temporary Debt Securities; Exchange of Temporary Global Notes for Definitive Bearer Securities; Global Notes Representing Registered Securities. (a) Pending the preparation of definitive Registered Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Registered Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination for Registered Securities of such series, substantially of the tenor of the definitive Registered Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Registered Securities may determine, as conclusively evidenced by their execution of such Registered Securities. Every such temporary Registered Security shall be executed by the Company and shall be authenticated and delivered by the Trustee upon the same conditions and in substantially the same manner, and with the same effect, as the definitive Registered Securities in lieu of which they are issued. In the case of any series issuable as Bearer Securities, such temporary Debt Securities may be in global form, representing such of the Outstanding Debt Securities of such series as shall be specified therein.

          Except in the case of temporary Debt Securities in global form (which shall be exchanged in accordance with the provisions of the following paragraphs), if temporary Debt Securities of any series are issued, the Company will cause definitive Debt Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Debt Securities of such series, the temporary Debt Securities of such series shall be exchangeable for definitive Debt Securities of such series, of a like Stated Maturity and with like terms and provisions, upon surrender of the temporary Debt Securities of such series at the office or agency of the Company in a Place of Payment for such series, without charge to the Holder, except as provided in Section 3.05 in connection with a transfer. Upon surrender for cancellation of any one or more temporary Debt Securities of any series (accompanied by any unmatured Coupons), the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Debt Securities of the same series of authorized denominations and of a like Stated Maturity and like terms and provisions; provided, however, that no definitive Bearer Security shall be delivered in exchange for a temporary Registered Security; and provided, further, that a definitive Bearer Security (including a permanent Bearer Security in global form) shall be delivered in exchange for a temporary Bearer Security only in compliance with the conditions set forth in Section
3.03. Until so exchanged, the temporary Registered Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Registered Securities of such series.

          (b) Unless otherwise specified pursuant to Section 3.01, all Bearer Securities of a series shall be initially issued in the form of a single temporary Bearer Security in global form (a "temporary Global Note"). The Company shall execute, and upon Company Order the Trustee shall authenticate, any temporary Global Note and any permanent Bearer Security in global form (as described below, a "permanent Global Note") upon the same conditions and in substantially the same manner, and with the same effect, as definitive Bearer Securities, and the temporary or permanent Global Note, as the case may be, shall, unless otherwise specified therein, be delivered by the Trustee to the London office of a depositary or common depositary (the "Common Depositary"), for the benefit of the Euro-clear Operator or CEDEL, as the case may be, for credit to the account of the Company (in the case of sales of Bearer Securities by the Company directly to investors) or the managing underwriter (in the case of sales of Bearer Securities by the Company to underwriters) or such other accounts as the Company or the managing underwriter, respectively, may direct.

          On or after the date specified in or determined pursuant to the terms of any temporary Global Note, which (subject to any applicable laws and regulations) shall be at least 40 days after the issue date of a temporary Global Note (for purposes of this Section 3.04(b), the "Exchange Date"), the Debt Securities represented by such temporary Global Note may be exchanged for definitive Debt Securities (subject to the second succeeding paragraph) or Debt Securities to be represented thereafter by one or more permanent Global Notes in definitive form without interest coupons. On or after the Exchange Date such temporary Global Note shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, at its principal office in London (or at such other place specified outside the United States pursuant to Section 3.01) and following such surrender, the Trustee shall (1) endorse the temporary Global Note to reflect the reduction of its principal amount by an equal aggregate principal amount of such Debt Security, (2) endorse the applicable permanent Global Note, if any, to reflect the amount, or an increase in the amount, of Debt Securities represented thereby, (3) manually authenticate such definitive Debt Securities (including any permanent Global Note), (4) deliver such definitive Debt Securities to the Holder thereof or, if such definitive Debt Security is a permanent Global Note, deliver such permanent Global Note to the Common Depositary to be held outside the United States for the accounts of the Euro-clear Operator or CEDEL, as the case may be, for credit to the respective accounts at the Euro-clear Operator or CEDEL, as the case may be, designated by or on behalf of the beneficial owners of such Debt Securities (or to such other accounts as they may direct) and (5) redeliver such temporary Global Note to the Common Depositary, unless such temporary Global Note shall have been cancelled in accordance with Section 3.08 hereof; provided, however, that, unless otherwise specified in such temporary Global Note, upon such presentation by the Common Depositary, such temporary Global Note shall be accompanied by a certificate dated the Exchange Date or a subsequent date and signed by the Euro-clear Operator, as to the portion of such temporary Global Note held for its account then to be exchanged for definitive Debt Securities (including any permanent Global Note), and a certificate dated the Exchange Date or a subsequent date and signed by CEDEL, as to the portion of such temporary Global Note held for its account then to be exchanged for definitive Debt Securities (including any permanent Global Note), each substantially in the form set forth in Exhibit B to this Indenture. Each certificate substantially in the form of Exhibit B hereto of the Euro-clear Operator or CEDEL, as the case may be, shall be based on certificates of the account holders listed in the records of the Euro-clear Operator or CEDEL, as the case may be, as being entitled to all or any portion of the applicable temporary Global Note. An account holder of the Euro-clear Operator or CEDEL, as the case may be, desiring to effect the exchange of an interest in a temporary Global Note for an interest in definitive Debt Securities (including any permanent Global Note) shall instruct the Euro-clear Operator or CEDEL, as the case may be, to request such exchange on its behalf and shall deliver to the Euro-clear Operator or CEDEL, as the case may be, a certificate substantially in the form of Exhibit A hereto and dated no earlier than 10 days prior to the Exchange Date. Until so exchanged, temporary Global Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities (including any permanent Global Note) of the same series authenticated and delivered hereunder, except as to payment of interest, if any.

          The delivery to the Trustee by the Euro-clear Operator or CEDEL of any certificate substantially in the form of Exhibit B hereto may be relied upon by the Company and the Trustee as conclusive evidence that a corresponding certificate or certificates has or have been delivered to the Euro-clear Operator or CEDEL, as the case may be, pursuant to the terms of this Indenture.

          On or prior to the Exchange Date, the Company shall deliver to the Trustee definitive Debt Securities in an aggregate principal amount equal to the principal amount of such temporary Global Note, executed by the Company. At any time, on or after the Exchange Date, upon 30 days' notice to the Trustee by the Euro-clear Operator or CEDEL, as the case may be, acting at the request of or on behalf of the beneficial owner, a Debt Security represented by a temporary Global Note or a permanent Global Note, as the case may be, may be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge and the Trustee shall authenticate and deliver, in exchange for each portion of such temporary Global Note or such permanent Global Note, an equal aggregate principal amount of definitive Debt Securities of the same series of authorized denominations and of a like Stated Maturity and with like terms and conditions, as the portion of such temporary Global Note or such permanent Global Note to be exchanged, which, unless the Debt Securities of the series are not issuable both as Bearer Securities and as Registered Securities, as contemplated by Section 3.01, shall be in the form of Bearer Securities or Registered Securities, or any combination thereof, as shall be specified by the beneficial owner thereof; provided, however, that definitive Bearer Securities shall be delivered in exchange for a portion of the temporary Global Note or the permanent Global Note only in compliance with the requirements of the second preceding paragraph. On or prior to the forty-fifth day following receipt by the Trustee of such notice with respect to a Debt Security, or, if such day is not a Business Day, the next succeeding Business Day, the temporary Global Note or the permanent Global Note, as the case may be, shall be surrendered by the Common Depositary to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or from time to time in part, for definitive Debt Securities without charge following such surrender, upon the request of the Euro-clear Operator or CEDEL, as the case may be, and the Trustee shall (1) endorse the applicable temporary Global Note or the permanent Global Note to reflect the reduction of its principal amount by the aggregate principal amount of such Debt Security, (2) cause the terms of such Debt Security and Coupons, if any, to be entered on a definitive Debt Security, (3) manually authenticate such definitive Debt Security, and (4) if a Bearer Security is to be delivered, deliver such definitive Debt Security outside the United States to the Euro-clear Operator or CEDEL, as the case may be, for or on behalf of the beneficial owner thereof, in exchange for a portion of such temporary Global Note or the permanent Global Note.

          Unless otherwise specified in such temporary Global Note or the permanent Global Note, any such exchange shall be made free of charge to the beneficial owners of such temporary Global Note or the permanent Global Note, except that a Person receiving definitive Debt Securities must bear the cost of insurance, postage, transportation and the like in the event that such Person does not take delivery of such definitive Debt Securities in person at the offices of the Euro-clear Operator or CEDEL. Definitive Securities in bearer form to be delivered in exchange for any portion of a temporary Global Note or the permanent Global Note shall be delivered only outside the United States. Notwithstanding the foregoing, in the event of redemption or acceleration of all or any part of a temporary Global Note prior to the Exchange Date, a permanent Global Note or definitive Bearer Securities, as the case may be, will not be issuable in respect of such temporary Global Note or such portion thereof, and payment thereon will instead be made as provided in such temporary Global Note.

          Until exchanged in full as hereinabove provided, any temporary Global Note or the permanent Global Note shall in all respects be entitled to the same benefits under this Indenture as definitive Debt Securities of the same series and tenor authenticated and delivered hereunder, except that, unless otherwise specified as contemplated by Section 3.01, interest payable on such temporary Global Note on an Interest Payment Date for Debt Securities of such series occurring prior to the applicable Exchange Date shall be payable to the Euro-clear Operator or CEDEL on such Interest Payment Date upon delivery by the Euro-clear Operator or CEDEL to the Trustee of a certificate or certificates substantially in the form set forth in Exhibit B to this Indenture, for credit without further interest on or after such Interest Payment Date to the respective accounts of the Persons who are the beneficial owners of such temporary Global Note on such Interest Payment Date and who have each delivered to the Euro-clear Operator or CEDEL, as the case may be, a certificate substantially in the form set forth in Exhibit A to this Indenture.

          Any definitive Bearer Security authenticated and delivered by the Trustee in exchange for a portion of a temporary Global Note or the permanent Global Note shall not bear a coupon for any interest which shall theretofore have been duly paid by the Trustee to the Euro-clear Operator or CEDEL, or by the Company to the Trustee in accordance with the provisions of this Section 3.04.

          With respect to Exhibits A and B to this Indenture, the Company may, in its discretion and if required or desirable under applicable law, substitute one or more other forms of such exhibits for such exhibits, eliminate the requirement that any or all certificates be provided, or change the time that any certificate may be required, provided that such substitute form or forms or notice of elimination or change of such certification requirement have theretofore been delivered to the Trustee with a Company Request and such form or forms, elimination or change is reasonably acceptable to the Trustee.

          (c) If the Company shall establish pursuant to Section 3.01 that the Registered Securities of a series are to be issued in whole or in part in the form of one or more Global Notes, then the Company shall execute and the Trustee shall, in accordance with Section 3.03 and the Company Order with respect to such series, authenticate and deliver one or more Global Notes in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Debt Securities of such series to be represented by one or more Global Notes, (ii) shall be registered in the name of the U.S. Depositary for such Global Note or Notes or the nominee of such depositary, and (iii) shall bear a legend substantially to the following effect: "This Debt Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary, unless and until this Debt Security is exchanged in whole or in part for Debt Securities in definitive form."

          Notwithstanding any other provision of this Section or Section 3.05, unless and until it is exchanged in whole or in part for Registered Securities in definitive form, a Global Note representing all or a portion of the Registered Securities of a series may not be transferred except as a whole by the U.S. Depositary for such series to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor U.S. Depositary for such series or a nominee of such successor depositary.

          If at any time the U.S. Depositary for the Debt Securities of a series notifies the Company that it is unwilling or unable to continue as U.S. Depositary for the Debt Securities of such series or if at any time the U.S. Depositary for Debt Securities of a series shall no longer be a clearing agency registered and in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Company shall appoint a successor U.S. Depositary with respect to the Debt Securities of such series. If a successor U.S. Depositary for the Debt Securities of such series is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

          The Company may at any time and in its sole discretion determine that the Registered Securities of any series issued in the form of one or more Global Notes shall no longer be represented by such Global Note or Notes. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

          If the Registered Securities of any series shall have been issued in the form of one or more Global Notes and if an Event of Default with respect to the Debt Securities of such series shall have occurred and be continuing, the Company will promptly execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Debt Securities of such series, will authenticate and deliver, Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Note or Notes representing such series in exchange for such Global Note or Notes.

          If specified by the Company pursuant to Section 3.01 with respect to Registered Securities of a series, the U.S. Depositary for such series of Registered Securities may surrender a Global Note for such series of Debt Securities in exchange in whole or in part for Registered Securities of such series in definitive form on such terms as are acceptable to the Company and such depositary. Thereupon, the Company shall execute and the Trustee shall authenticate and deliver, without charge:

          (i) to each Person specified by the U.S. Depositary a new Registered Security or Securities of the same series, of any authorized denomination as requested by such Person in an aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Note; and

          (ii) to the U.S. Depositary a new Global Note in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Note and the aggregate principal amount of Registered Securities in definitive form delivered to Holders thereof.

          Upon the exchange of a Global Note for Registered Securities in definitive form, such Global Note shall be cancelled by the Trustee. Debt Securities issued in exchange for a Global Note pursuant to this subsection (c) shall be registered in such names and in such authorized denominations as the U.S. Depositary for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Debt Securities to the Persons in whose names such Debt Securities are so registered.

          Section 3.05. Registration, Transfer and Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the registers maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Registered Securities and of transfers and exchanges of Registered Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Registered Securities and registering transfers and exchanges of Registered Securities as herein provided; provided, however, that the Company may appoint co-Security Registrars.

          Upon surrender for registration of transfer of any Registered Security of any series at the office or agency of the Company maintained for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee, one or more new Registered Securities of the same series of like aggregate principal amount of such denominations as are authorized for Registered Securities of such series and of a like Stated Maturity and with like terms and conditions.

          Except as otherwise provided in Section 3.04 and this Section 3.05, at the option of the Holder, Registered Securities of any series may be exchanged for other Registered Securities of the same series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions, upon surrender of the Registered Securities to be exchanged at such office or agency. Whenever any Registered Securities are surrendered for exchange, the Company shall execute, and the

Trustee shall authenticate and deliver, the Registered Securities which the Holder making the exchange is entitled to receive.

          (b) If and to the extent specified pursuant to Section 3.01, the provisions of this Section 3.05(b) shall be applicable to Debt Securities of any series which are Bearer Securities. At the option of the Holder thereof, to the extent permitted by law, any Bearer Security of any series which by its terms is registrable as to principal and interest may be exchanged for a Registered Security of such series of like aggregate principal amount and of a like Stated Maturity and with like terms and conditions upon surrender of such Bearer Security at the Corporate Trust Office or at any other office or agency of the Company designated pursuant to Section 3.01 for the purpose of making any such exchanges. Any Coupon Security surrendered for exchange shall be surrendered with all unmatured Coupons and any matured Coupons in default attached thereto. If the Holder of a Bearer Security is unable to produce any such unmatured Coupon or Coupons or matured Coupon or Coupons in default, such exchange may be effected if the Bearer Securities are accompanied by payment in funds acceptable to the Company in an amount equal to the face amount of such missing Coupon or Coupons, or the surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee if there is furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless. If thereafter the Holder of such Bearer Security shall surrender to any Paying Agent any such missing Coupon in respect of which such a payment shall have been made, such Holder shall be entitled to receive the amount of such payment; provided, however, that except as otherwise provided in Section 12.03, interest represented by Coupons shall be payable only upon presentation and surrender of those Coupons at an office or agency located outside the United States.

          Notwithstanding the foregoing, in case a Bearer Security of any series is surrendered at any such office or agency in exchange for a Registered Security of the same series and of a like Stated Maturity and with like terms and conditions after the close of business at such office or agency on (i) any Regular Record Date and before the opening of business at such office or agency on the relevant Interest Payment Date, or (ii) any Special Record Date and before the opening of business at such office or agency on the related proposed date for payment of Defaulted Interest, such Bearer Security shall be surrendered without the Coupon relating to such Interest Payment Date or proposed date for payment, as the case may be (or, if such Coupon is so surrendered with such Bearer Security, such Coupon shall be returned to the Person so surrendering the Bearer Security), and interest or Defaulted Interest, as the case may be, will not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such Coupon when due in accordance with the provisions of this Indenture. The Company shall execute, and the Trustee shall authenticate and deliver, the Registered Security or Securities which the Holder making the exchange is entitled to receive.

          Notwithstanding the foregoing, the exchange of Bearer Securities for Registered Securities will be subject to the provisions of United States income tax laws and regulations applicable to Debt Securities in effect at the time of such exchange.

          (c) Except as otherwise specified pursuant to Section 3.01, in no event may Registered Securities, including Registered Securities received in exchange for Bearer Securities, be exchanged for Bearer Securities.

          (d) All Debt Securities issued upon any transfer or exchange of Debt Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Debt Securities surrendered for such transfer or exchange.

          Every Registered Security presented or surrendered for transfer or exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed, by the Holder thereof or his attorney duly authorized in writing.

          No service charge will be made for any transfer or exchange of Debt Securities except as provided in Section 3.04(b) or 3.06. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration, transfer or exchange of Debt Securities, other than those expressly provided in this Indenture to be made at the Company's own expense or without expense or without charge to the Holders.

          The Company shall not be required (i) to register, transfer or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before the day of the transmission of a notice of redemption of Debt Securities of such series selected for redemption under Section 13.03 and ending at the close of business on the day of such transmission, or (ii) to register, transfer or exchange any Debt Security so selected for redemption in whole or in part, except the unredeemed portion of any Debt Security being redeemed in part.

          Section 3.06. Mutilated, Destroyed, Lost and Stolen Debt Securities. If (i) any mutilated Debt Security or any mutilated Coupon with the Coupon Security to which it appertains (and all unmatured Coupons attached thereto) is surrendered to the Trustee at its Corporate Trust Office (in the case of Registered Securities) or at its London office (in the case of

Bearer Securities), or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Debt Security or any Coupon, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and any Paying Agent harmless, and neither the Company nor the Trustee receives notice that such Debt Security or Coupon has been acquired by a bona fide purchaser, then the Company shall execute and upon Company Request the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Debt Security or in exchange for the Coupon Security to which such mutilated, destroyed, lost or stolen Coupon appertained, a new Debt Security of the same series of like Stated Maturity and with like terms and conditions and like principal amount, bearing a number not contemporaneously Outstanding, and, in the case of a Coupon Security, with such Coupons attached thereto that neither gain nor loss in interest shall result from such exchange or substitution.

          In case any such mutilated, destroyed, lost or stolen Debt Security or Coupon has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Debt Security, pay the amount due on such Debt Security or Coupon in accordance with its terms; provided, however, that principal of (and premium, if any) and any interest on Bearer Securities shall, except as otherwise provided in Section 12.03, be payable only at an office or agency located outside the United States and, unless otherwise specified as contemplated by Section 3.01 or except as otherwise provided in this Section 3.06, any interest on Bearer Securities shall be payable only upon presentation and surrender of the Coupons appertaining thereto.

          Upon the issuance of any new Debt Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in respect thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

          Every new Debt Security or Coupon of any series issued pursuant to this Section shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Debt Security or Coupon shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Debt Securities or Coupons of that series duly issued hereunder.

          The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Debt Securities or Coupons.

          Section 3.07. Payment of Interest; Interest Rights Preserved. (a) Interest on any Registered Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Person in whose name such Registered Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, notwithstanding the cancellation of such Registered Security upon any transfer or exchange subsequent to the Regular Record Date. Unless otherwise specified as contemplated by Section 3.01 with respect to the Debt Securities of any series, payment of interest on Registered Securities shall be made at the place or places specified pursuant to Section 3.01 or, at the option of the Company, by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or, if provided pursuant to
Section 3.01, by wire transfer to an account designated by the Registered
Holder.

          (b) Interest on any Coupon Security which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Coupon which has matured on such Interest Payment Date upon surrender of such Coupon on such Interest Payment Date at the principal London office of the Trustee or at such other Place of Payment outside the United States specified pursuant to Section 3.01.

          Interest on any Bearer Security (other than a Coupon Security) which is payable and is punctually paid or duly provided for on any Interest Payment Date shall be paid to the Holder of the Bearer Security upon presentation of such Bearer Security and notation thereon on such Interest Payment Date at the principal London office of the Trustee or at such other Place of Payment outside the United States specified pursuant to Section 3.01. If such payment at the offices of all Paying Agents outside the United States becomes illegal or is effectively precluded because of the imposition of exchange controls or similar restrictions on the full payment or receipt of such amounts in Dollars, the Company will appoint an office or agent in the United States at which such payment may be made. Except as provided in this paragraph, no payment on any Bearer Security or Coupon will be made by mail to an address in the United States or by wire transfer to an account in the United States.

          (c) Any interest on any Debt Security which is payable but is not punctually paid or duly provided for on any Interest Payment Date (herein called "Defaulted Interest") shall, if such Debt Security is a Registered Security, forthwith cease to be payable to the Registered Holder on the relevant Regular Record Date by virtue of his having been such Registered Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

               (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Registered Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which date shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holders of such Registered Securities at their addresses as they appear in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Registered Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

               (2) The Company may make payment of any Defaulted Interest on Registered Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Registered Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

          (d) Any Defaulted Interest payable in respect of Bearer Securities of any series shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination between the Holders of Registered

Securities (if any) and Bearer Securities of such series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Company, in the manner provided in Section 16.03 not more than 25 days and not less than 20 days prior to the date of the proposed payment.

          (e) Subject to the foregoing provisions of this Section, each Debt Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Debt Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Debt Security.

          Section 3.08.  Cancellation.  Unless otherwise specified pursuant to
Section 3.01 for Debt Securities of any series, all Debt Securities surrendered for payment, redemption, transfer, exchange or credit against any sinking fund and all Coupons surrendered for payment or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee. All Registered Securities and matured Coupons so delivered shall be promptly cancelled by the Trustee. All Bearer Securities and unmatured Coupons so delivered shall be held by the Trustee and, upon instruction by the Company Order, shall be cancelled or held for reissuance. Bearer Securities and unmatured Coupons held for reissuance may be reissued only in exchange for Bearer Securities of the same series and of like Stated Maturity and with like terms and conditions pursuant to Section 3.05 or in replacement of mutilated, lost, stolen or destroyed Bearer Securities of the same series and of like Stated Maturity and with like terms and conditions or the related Coupons pursuant to Section 3.06. All Bearer Securities and unmatured Coupons held by the Trustee pending such cancellation or reissuance shall be deemed to be delivered for cancellation for all purposes of this Indenture and the Debt Securities. The Company may at any time deliver to the Trustee for cancellation any Debt Securities or Coupons previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Debt Securities previously authenticated hereunder which the Company has not issued, and all Debt Securities or Coupons so delivered shall be promptly cancelled by the Trustee. No Debt Securities or Coupons shall be authenticated in lieu of or in exchange for any Debt Securities or Coupons cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Debt Securities and Coupons held by the Trustee shall be delivered to the Company upon Company Request. The acquisition of any Debt Securities or Coupons by the Company shall not operate as a redemption or satisfaction of the indebtedness represented thereby unless and until such Debt Securities or Coupons are surrendered to the Trustee for cancellation. In the case of any temporary Global Note which shall be destroyed if the entire aggregate principal amount of the Debt Securities represented thereby has been exchanged, the certificate of destruction shall state that all certificates required pursuant to Section 3.04 hereof and substantially in the form of Exhibit B hereto, to be given by the Euro-clear Operator or CEDEL, have been duly presented to the Trustee by the Euro-clear Operator or CEDEL, as the case may be. Permanent Global Notes shall not be destroyed until exchanged in full for definitive Debt Securities or until payment thereon is made in full.

          Section 3.09. Computation of Interest. Except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series, interest on the Debt Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

          Section 3.10. Exchange Upon Default. If a default occurs in the payments referred to in Section 12.01, the Company hereby undertakes that upon presentation and surrender of a permanent Global Note to the Trustee (or to any other Person or at any other address as the Company may designate in writing), on any Business Day on or after the maturity date thereof the Company will issue and the Trustee will authenticate and deliver to the bearer of such permanent Global Note duly executed and authenticated definitive Debt Securities with the same issue date and maturity date as set out in such permanent Global Note.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

          Section 4.01. Satisfaction and Discharge of Indenture. This Indenture, with respect to the Debt Securities of any series (if all series issued under this Indenture are not to be affected), shall upon Company Request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Debt Securities herein expressly provided for and rights to receive payments of principal (and premium, if any) and interest on such Debt Securities, and any surviving rights of conversion or exchange of such Debt Securities if such Debt Securities are convertible or exchangeable) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1) either (A) all Debt Securities and the Coupons, if any, of such series theretofore authenticated and delivered (other than (i) Debt Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in
          Section 3.06, (ii) Coupons appertaining to Bearer Securities surrendered for exchange for Registered Securities and maturing after such exchange, whose surrender is not required or has been waived under Section 3.05, (iii) Coupons appertaining to Bearer Securities called for redemption and maturing after the relevant Redemption Date, whose surrender has been waived as provided in Section 13.06, and (iv) Debt Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
          Section 12.04) have been delivered to the Trustee for cancellation; or
          (B) all Debt Securities and the Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation, (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount sufficient to pay and discharge the entire indebtedness on such Debt Securities for principal (and premium, if any) and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be; provided, however, in the event a petition for relief under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal bankruptcy, insolvency or other similar law, is filed with respect to the Company within 91 days after the deposit and the Trustee is required to return the deposited money to the Company, the obligations of the Company under this Indenture with respect to such Debt Securities shall not be deemed terminated or discharged;

               (2) the Company has paid or caused to be paid all other sums payable hereunder in respect of such Debt Securities by the Company;

               (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with; and

               (4) the Company has delivered to the Trustee an Opinion of Counsel or a ruling by the Internal Revenue Service to the effect that Holders of the Debt Securities of the series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and discharge.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 6.07, the obligations of the Trustee to any Authenticating Agent under Section 6.14, the obligations of the Company under Section 12.01, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 4.02 and the last paragraph of Section 12.04, shall survive.

          Section 4.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 12.04, all money deposited with the Trustee pursuant to Section 4.01 shall be held in trust and applied by it, in accordance with the provisions of the Debt Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.


                                  ARTICLE FIVE

                             DEFAULTS AND REMEDIES

          Section 5.01. Events of Default. An "Event of Default" with respect to the Debt Securities of any series occurs if:

          (1) the Company defaults in any payment of interest on any Debt Security or any payment with respect to the Coupons, if any, of such series when the same becomes due and payable and such default continues for a period of 30 days;

          (2) the Company defaults in the payment of the principal of (and premium, if any, on) any Debt Security of such series when the same becomes due and payable at its Stated Maturity, upon optional or special redemption, upon declaration or otherwise;

          (3) the Company defaults in the deposit of any sinking fund payment, when and as due by the terms of a Debt Security or such series;

          (4) the Company defaults in the performance of, or breaches, any covenant or warranty on the part of the Company contained in this Indenture (other than a covenant or warranty on the part of the Company, a default in whose performance or whose breach is specifically addressed elsewhere in this Section 5.01 or which expressly has been included herein solely for the benefit of Debt Securities of a series other than such series), and continuance of such default or breach for a period of 60 days after written notice thereof, which must specify the default or breach, demand it be remedied and state that the notice is a "Notice of Default," has been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount (at the time of such notice) of Outstanding Debt Securities of such series;

          (5) a default under any mortgage, indenture or instrument under which there may be issued, secured or evidenced any indebtedness for money borrowed by the Company or any Significant Subsidiary in an aggregate principal amount exceeding $25,000,000, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, or with respect to which the principal amount remains unpaid upon its stated maturity, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, or there having been deposited in trust a sum of money sufficient to discharge in full such indebtedness, within a period of 30 days after there shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% of the aggregate principal amount of Outstanding Debt Securities of such series then outstanding, a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged, to cause there to be deposited in trust a sum sufficient to discharge in full such indebtedness or to cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default";

          (6) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (A)  commences a voluntary case,

               (B) consents to the entry of an order for relief against it in an involuntary case,

               (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

               (D) makes a general assignment for the benefit of its creditors;
          or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

               (A) is for relief against the Company or any Significant Subsidiary in an involuntary case,

               (B) appoints a Custodian of the Company or any Significant Subsidiary or for all or substantially all of its property, or

               (C) orders the winding up or liquidation of the Company or any Significant Subsidiary,

     and in each case the order or decree remains unstayed and in effect for a period of 60 consecutive days.

          (8) the entry by a court having jurisdiction in the premises of one or more judgments or orders against the Company or any Significant Subsidiary for the payment of money in an aggregate amount in excess of $25,000,000 (to the extent not covered by insurance) which remain undischarged or unsatisfied for a period of 60 consecutive days after the judgments or orders become final and the right to appeal them has expired.

          The term "Bankruptcy Law" means Title 11 of the United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice, in the form of an Officers' Certificate, of any event which with the giving of notice and the lapse of time would become an Event of Default under clauses (5) or (8). Such notice shall specify the status of such event and what action the Company is taking or proposes to take with respect thereto.

          Section 5.02. Acceleration; Rescission. If an Event of Default with respect to Debt Securities of any series at the time Outstanding (other than an Event of Default specified in Section 5.01(6) or (7)) occurs and is continuing, then in every case either the Trustee or the Holders of not less than 25% in aggregate principal amount (at the time of such notice) of Outstanding Debt Securities of such series may declare the then principal amount (or, if any Debt Securities of such series are Discount Securities, such portion of the principal amount of such Discount Securities as may be specified in the terms of such Discount Securities) and accrued interest, if any, on all the Debt Securities of such series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. Upon payment of such amount, all obligations of the Company in respect of the payment of principal of the Debt Securities of such series shall terminate. If an Event of Default specified in Section 5.01(6) or (7) with respect to the Company occurs and is continuing, the principal amount of and interest on all the Debt Securities then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Debt Securities.

          At any time after such a declaration of acceleration with respect to Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

          (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

          (A) all overdue installments of interest on all Debt Securities or all overdue payments with respect to any Coupons of such series,

          (B) the principal of (and premium, if any, on) any Debt Securities of such series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities,

          (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest on each Debt Security of such series or upon overdue payments on any Coupons of such series at the rates prescribed therefor in such Debt Securities, and

          (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

and

          (2) All Events of Default with respect to Debt Securities of such series, other than the nonpayment of the principal of Debt Securities of such series which has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04.

          Section 5.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal amount of (and premium, if any, on) or interest on the Debt Securities or to enforce the performance of any provision of the Debt Securities or this Indenture.

          The Trustee may maintain a proceeding even if it does not possess any of the Debt Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Debt Securities in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

          Section 5.04. Waiver of Past Defaults. Subject to Section 5.07, the Holders of not less than a majority in aggregate principal amount (at the time of such notice) of Outstanding Debt Securities of any series by notice to the Trustee, may on behalf of the Holders of all the Debt Securities of any such series waive any existing or past Default under this Indenture with respect to such series and its consequences, except a Default or Event of Default (1) in the payment of the principal amount of (or premium, if any) or interest on a Debt Security of such series, or in the payment of any sinking fund installment or analogous obligation with respect to the Debt Securities of such series, as specified in clauses (1), (2) and (3) of Section 5.01, or (2) in respect of a covenant or provision hereof which pursuant to Section 11.02 cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected. Upon any such waiver, such Default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of the Debt Securities of such series under this Indenture, but no such waiver will extend to any subsequent or other Default or impair any right consequent thereon.

          Section 5.05. Control by Majority. The Holders of a majority in aggregate principal amount (at the time) of Outstanding Debt Securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of such series. However, the Trustee may refuse to follow any direction that conflicts with any rule of law or this Indenture or, subject to Section 6.01, that the Trustee in good faith determines is unduly prejudicial to the rights of other Holders of Debt Securities of such series not joining in any such direction or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

          Section 5.06. Limitation on Suits. No Holder of any Debt Security, or Coupon of any series, shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder unless:

          (1) such Holder has previously given to the Trustee written notice stating that an Event of Default is continuing with respect to such series;

          (2) the Holders of at least 25% in aggregate principal amount of Outstanding Debt Securities of such series shall have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;

          (3) such Holder(s) have offered to the Trustee reasonable indemnity against any costs, expenses and liabilities to be incurred in complying with such request;


          (4) the Trustee does not comply with the request within 60 days after receipt of the notice, request and offer of indemnity and such Event of Default has not been cured or waived; and

          (5) the Holders of a majority in aggregate principal amount of Outstanding Debt Securities of such series have not given the Trustee a direction inconsistent with such written request during such 60-day period.

          A Holder of Debt Securities may not use this Indenture to prejudice the rights of another Holder of Outstanding Debt Securities or Coupons, or to obtain a preference or priority over any other such Holders, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

          Section 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and premium, if any) and interest on the Debt Securities or Coupons held by such Holder, on or after the respective due dates expressed in the Debt Securities or Coupons, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          Section 5.08. Collection Suit by Trustee. If an Event of Default in payment of interest or principal (and premium, if any) or the making or satisfaction of any sinking fund payment or analogous obligation specified in
Section 5.01(1), (2) or (3) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal (and premium, if any) and interest remaining unpaid (together with interest on such unpaid principal (and premium, if any) and interest at the Overdue Rate, to the extent lawful) and the amounts provided for in Section 6.07.

          Section 5.09. Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders of Debt Securities and Coupons allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 6.07. Nothing herein contained shall be deemed to authorize or consent to or accept or adopt on behalf of any Holder of Debt Securities or Coupons any plan of reorganization, arrangement, adjustment or composition affecting the Debt Securities and any Coupons of such series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article Five or, if notice of an acceleration under Section 5.02 has been delivered to the Company and is in effect and the Company has deposited money with the Trustee, it shall pay out the money in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (and premium, if any) or interest, upon presentation of the Debt Securities or Coupons of any series in respect of which money has been collected and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:  to the Trustee for amounts due under Section 6.07;

          SECOND: to Holders of Debt Securities or Coupons of such series for amounts then due and unpaid for principal of (and premium, if any) and interest on such Debt Securities or Coupons, in respect of which or for the benefit of which such money has been collected ratably, without preference or priority of any kind, according to the amounts due and payable on such Debt Securities or Coupons for principal (and premium, if any) and interest, respectively; and

          THIRD:  to the Company, its successors and assigns.

          The Trustee may fix a record date and payment date for any payment to Holders of Debt Securities or Coupons pursuant to this Section 5.10. At least 15 days before such record date, the Trustee shall mail to each Holder of Debt Securities or Coupons and the Company a notice that states the record date, the payment date and the amount to be paid.

          Section 5.11.  Undertaking for Costs.   In any suit for the
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 5.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 5.07 or a suit by Holders of more than 10% in aggregate principal amount of the Outstanding Debt Securities of any series.

          Section 5.12. Waiver of Stay or Extension Laws. The Company (to the extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          Section 5.13. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Trustee and the Holders shall continue as though no such proceeding had been instituted.


                                  ARTICLE SIX

                                  THE TRUSTEE

          Section 6.01. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to the Debt Securities of any series,

               (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

               (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.


          (b) In case an Event of Default with respect to Debt Securities of any series has occurred and is continuing, the Trustee shall, with respect to the Debt Securities of such series, exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

               (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

               (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (3) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith with respect to Debt Securities of any series in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

               (4) the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

          Section 6.02. Notice of Defaults. Within 90 days after the occurrence of any Default hereunder with respect to Debt Securities or Coupons, if any, of any series, the Trustee shall give notice to all Holders of Debt Securities and Coupons of such series of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any) or interest on any Debt Security or Coupon of such series or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Debt Securities and of Coupons of such series; and provided, further, that in the case of any Default of the character specified in Section 5.01(4) with respect to Debt Securities of such series no such notice to Holders shall be given until at least 30 days after the occurrence thereof.

          Notice given pursuant to this Section 6.02 shall be transmitted by mail:

               (1) to all Registered Holders, as the names and addresses of the Registered Holders appear in the Security Register;

               (2) to such Holders of Bearer Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

               (3) to each Holder of a Debt Security of any series whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.02(a) of this Indenture.

          Section 6.03. Certain Rights of Trustee. Except as otherwise provided in Section 6.01:

          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or

Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

          (d) the Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Debt Securities of any series pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

          (h) in accepting the trust and by performing the duties set forth under this Indenture, the Trustee is acting solely as trustee hereunder, and not in its individual capacity, and any Holder having any claim against the Trustee arising by reason hereof, shall look only to the assets deposited with the Trustee by the Company for the benefit of the Holders for the payment of principal of, or interest on, the Debt Securities. No provision of this Indenture shall require the Trustee to expend or risk its own funds in the performance of its duties hereunder. The Trustee shall have no liability or responsibility hereunder with respect to moneys except to the extent that such moneys are actually received by it. The Trustee shall have no liability or duty to disburse any funds under this Indenture unless such funds under this Indenture unless such funds are immediately available to the Trustee.

          Section 6.04. Not Responsible for Recitals or Issuance of Debt Securities. The recitals contained herein and in the Debt Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Debt Securities or Coupons, if any, of any series. The Trustee shall not be accountable for the use or application by the Company of any Debt Securities or the proceeds thereof.

          Section 6.05. May Hold Debt Securities. The Trustee, any Paying Agent, the Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Debt Securities or Coupons, and, subject to Sections 6.08 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

          Section 6.06. Money Held in Trust. Money held by the Trustee or any Paying Agent in trust hereunder need not be segregated from other funds except for funds of the Company and to the extent required by law. Neither the Trustee nor any Paying Agent shall be under any liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

          Section 6.07.  Compensation and Reimbursement.  The Company agrees:

          (1) to pay to the Trustee from time to time reasonable compensation in Dollars for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the trustee in Dollars upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (3) to indemnify in Dollars the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust or performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

          As security for the performance of the obligations of the Company under this Section, the Trustee shall have a claim prior to the Debt Securities and Coupons, if any, upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of amounts due on the Debt Securities and Coupons.

          The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee for expenses, disbursements and advances shall constitute additional indebtedness under this Indenture and shall survive the satisfaction and discharge of this Indenture.

          Section 6.08. Disqualification; Conflicting Interests. The Trustee shall comply with Section 310(b) of the TIA.

          Section 6.09. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $75,000,000, subject to supervision or examination by Federal, State or District of Columbia authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Company nor any Person directly or indirectly controlling, controlled by, or under common control with the Company shall serve as Trustee upon any Debt Securities.

          Section 6.10. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

          (b) The Trustee may resign at any time with respect to the Debt Securities of one or more series by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 60 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

          (c) The Trustee may be removed at any time with respect to the Debt Securities of any series and a successor Trustee appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series, delivered to the Trustee and to the Company.

          (d)  If at any time:

               (1) the Trustee shall fail to comply with Section 6.08(a) with respect to the Debt Securities of any series after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months, or

               (2) the Trustee shall cease to be eligible under Section 6.09 with respect to the Debt Securities of any series and shall fail to resign after written request therefor by the Company or by any such Holder, or

               (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Debt Securities, or (ii) subject to
          Section 5.11, any Holder who has been a bona fide Holder of a Debt Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee for the Debt Securities of such series.

          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Debt Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Debt Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Debt Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Debt Securities of any particular series) and shall comply with the applicable requirements of Section 6.11. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee with respect to the Debt Securities of any series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Debt Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee with respect to the Debt Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Debt Securities of any series shall have been so appointed by the Company or the Holders of such series and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Debt Security of such series for at least six months may, subject to Section 5.11, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Debt Securities of such series.

          (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Debt Securities of any series and each appointment of a successor Trustee with respect to the Debt Securities of any series in the manner and to the extent provided in Section 16.03 to the Holders of Debt Securities of such series. Each notice shall include the name of the successor Trustee with respect to the Debt Securities of such series and the address of its Corporate Trust Office.

          Section 6.11. Acceptance of Appointment by Successor. (a) In the case of an appointment hereunder of a successor Trustee with respect to all Debt Securities, each such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee, but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 6.07.

          (b) In case of the appointment hereunder of a successor Trustee with respect to the Debt Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Debt Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Debt Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in any such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any other trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of any such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, but, on request of the Company or any successor Trustee, such retiring Trustee shall execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Debt Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its claim, if any, provided for in Section 6.07.

          (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

          (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

          Section 6.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Debt Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Debt Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Debt

Securities. In case any Debt Securities shall not have been authenticated by such predecessor Trustee, any such successor Trustee may authenticate and deliver such Debt Securities, in either its own name or that of its predecessor Trustee, with the full force and effect which this Indenture provides for the certificate of authentication of the Trustee.

          Section 6.13. Preferential Collection of Claims Against Company. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

          Section 6.14. Appointment of Authenticating Agent. As long as any Debt Securities of a series remain Outstanding, upon a Company Request, there shall be an authenticating agent (the "Authenticating Agent") appointed, for such period as the Company shall elect, by the Trustee for such series of Debt Securities to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Debt Securities for which it is serving as Trustee. Debt Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Debt Securities of any series by the Trustee for such series or to the Trustee's Certificate of Authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a Certificate of Authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Debt Securities upon original issuance and pursuant to Section 3.06 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

          Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Debt Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time, and if it shall cease to be eligible shall, resign by giving written notice of resignation to the applicable Trustee and to the Company.

          Upon receiving such a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14 with respect to one or more or all series of Debt Securities, the Trustee for such series shall upon Company Request appoint a successor Authenticating Agent, and the Company shall provide notice of such appointment to all Holders of Debt Securities of such series in the manner and to the extent provided in Section 16.03. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. The Trustee for the Debt Securities of such series agrees to pay to the Authenticating Agent for such series from time to time reasonable compensation for its services, and the Trustee shall be entitled to be reimbursed for such payment, subject to the provisions of Section 6.07. The Authenticating Agent for the Debt Securities of any series shall have no responsibility or liability for any action taken by it as such at the direction of the Trustee for such series.

          If an appointment with respect to one or more series is made pursuant to this Section, the Debt Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

          This is one of the series of Debt Securities issued under the within mentioned Indenture.

                                       __________________________,
                                               As Trustee

                                       By: ______________________
                                           As Authenticating Agent


                                       By: ______________________
                                            Authorized Signatory

                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

          Section 7.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee with respect to Registered Securities of each series for which it acts as Trustee:

          (a) semi-annually on a date not more than 15 days after each Regular Record Date with respect to an Interest Payment Date, if any, for the Registered Securities of such series (or on semi-annual dates in each year to be determined pursuant to Section 3.01 if the Registered Securities of such series do not bear interest), a list, in such form as the Trustee may reasonably require, of the names and addresses of the Registered Holders as of the date 15 days next preceding each such Regular Record Date (or such semi-annual dates, as the case may be); and

          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar for such series, no such list need be furnished.

          The Company shall also be required to furnish to the Trustee at all such times set forth above all information in the possession or control of the Company or any of its Paying Agents other than the Trustee as to the names and addresses of the Holders of Bearer Securities of all series; provided, however, that the Company shall have no obligation to investigate any matter relating to any Holders of Bearer Securities of any series.

          Section 7.02.  Preservation of Information; Communication to Holders.
(a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 7.01 or received by it in the capacity of Paying Agent (if so acting) hereunder, and filed with it within the two preceding years pursuant to Section 7.03(c)(2).

          The Trustee may destroy any list furnished to it as provided in
Section 7.01 upon receipt of a new list so furnished, destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an Interest Payment Date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, destroy any list delivered to itself as Trustee which was compiled from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered, and destroy not earlier than two years after filing, any information filed with it pursuant to Section 7.03(c)(2).

          (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Debt Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Debt Securities of a particular series (in which case the applicants must hold Debt Securities of such series) or with all Holders of Debt Securities with respect to their rights under this Indenture or under the Debt Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

               (i) afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.02(a), or

               (ii) inform such applicants as to the approximate number of Holders of Debt Securities of such series or of all Debt Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with
          Section 7.02(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication specified in such application.

          If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to the Holders of Debt Securities of such series or all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Debt Securities of such series or all Holders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. After opportunity for a hearing upon the objections specified in the written statement so filed, the Commission may, and if demanded by the Trustee or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the Commission shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

          (c) Every Holder of Debt Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with
Section 7.02(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under Section 7.02(b).

          Section 7.03. Reports by Trustee. (a) Within 60 days after May 15 of each year, commencing May 15, 1996, the Trustee shall, to the extent required by the Trust Indenture Act, transmit to all Holders of Debt Securities of any series with respect to which it acts as Trustee, in the manner hereinafter provided in this Section 7.03, a brief report dated such date with respect to any of the following events which may have occurred within the previous 12 months (but if no such event has occurred within such period no report need be transmitted):

               (1) any change to its eligibility under Section 6.09 and its qualifications under Section 6.08;

               (2) the creation of or any material change to a relationship specified in paragraphs (1) through (10) of Section 6.08(c) of this Indenture;

               (3) the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of such series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Outstanding Debt Securities of such series on the date of such report;

               (4) any change to the amount, interest rate and maturity date of all other indebtedness owing by the Company (or any other obligor on the Debt Securities of such series) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except an indebtedness based upon a creditor relationship arising in any manner described in
          Section 6.13(b)(2), (3), (4) or (6);


               (5) any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

               (6) any additional issue of Debt Securities which the Trustee has not previously reported; and

               (7) any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Debt Securities of such series, except action in respect of a Default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.02.

          (b) The Trustee shall transmit by mail to all Holders of Debt Securities of any series (whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.02(a)) for which it acts as the Trustee, as hereinafter provided, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Debt Securities of such series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee for each series shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Debt Securities of such series Outstanding at such time, such report to be transmitted within 90 days after such time.

          (c) Reports pursuant to this Section 7.03 shall be transmitted by mail:

               (1) to all Holders of Registered Securities, as the names and addresses of such Holders of Registered Securities appear in the Security Register;

               (2) to such Holders of Bearer Securities of any series as have, within two years preceding such transmission, filed their names and addresses with the Trustee for such series for that purpose; and

               (3) except in the cases of reports pursuant to subsection (b) of this Section 7.03, to each Holder of a Debt Security of any series whose name and address appears in the information preserved at the time by the Trustee in accordance with Section 7.02(a).


          (d) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Debt Securities of such series are listed, with the Commission and also with the Company. The Company will notify the Trustee when any series of Debt Securities are listed on any stock exchange.

          Section 7.04.  Reports by Company.  The Company will:

          (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be required from time to time in such rules and regulations;

          (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

          (3) transmit to all Holders of Debt Securities, in the manner and to the extent provided in Section 7.03(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                 ARTICLE EIGHT

                             CONCERNING THE HOLDERS

          Section 8.01. Acts of Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of Outstanding Debt Securities of any series may take any Act, the fact that the Holders of such specified percentage have joined therein may be evidenced (a) by the instrument or instruments executed by Holders in person or by agent or proxy appointed in writing, or (b) by the record of Holders voting in favor thereof at any meeting of such Holders duly called and held in accordance with the provisions of Article Nine, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Holders.

          Section 8.02. Proof of Ownership; Proof of Execution of Instruments by Holder. The ownership of Registered Securities of any series shall be proved by the Security Register for such series or by a certificate of the Security Registrar for such series.

          The ownership of Bearer Securities shall be proved by production of such Bearer Securities or by a certificate executed by any bank or trust company, which certificate shall be dated and shall state that on the date thereof a Bearer Security bearing a specified identifying number or other mark was deposited with or exhibited to the Person executing such certificate by the Person named in such certificate, or by any other proof of possession reasonably satisfactory to the Trustee. The holding by the Person named in any such certificate of any Bearer Security specified therein shall be presumed to continue for a period of one year unless at the time of determination of such holding (1) another certificate bearing a later date issued in respect of the same Bearer Security shall be produced, (2) such Bearer Security shall be produced by some other Person, (3) such Bearer Security shall have been registered on the Security Register, if, pursuant to Section 3.01, such Bearer Security can be so registered, or (4) such Bearer Security shall have been cancelled or paid.

          Subject to the provisions of Sections 6.01, 6.03 and 9.05, proof of the execution of a writing appointing an agent or proxy and of the execution of any instrument by a Holder or his agent or proxy shall be sufficient and conclusive in favor of the Trustee and the Company if made in the following manner:

          The fact and date of the execution by any such Person of any instrument may be proved by the certificate of any notary public or other officer authorized to take acknowledgements of deeds, that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or other such officer. Where such execution is by an officer of a corporation or association or a member of a partnership on behalf of such corporation, association or partnership, as the case may be, or by any other Person acting in a representative capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          The record of any Holders' meeting shall be proved in the manner provided in Section 9.06.

          The Trustee may in any instance require further proof with respect to any of the matters referred to in this Section so long as the request is a reasonable one.

          Section 8.03. Persons Deemed Owners. The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Registered Security is registered as the owner of such Registered Security for the purpose of receiving payment of the principal of (and premium, if any) and (subject to Section 3.07) interest, if any, on such Registered Security and for all other purposes whatsoever, whether or not such Registered Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. The Company, the Trustee, and any agent of the Company or the Trustee may treat the Holder of any Bearer Security or of any Coupon as the absolute owner of such Bearer Security or Coupon for the purposes of receiving payment thereof or on account thereof and for all other purposes whatsoever, whether or not such Bearer Security or Coupon is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary. All payments made to any Holder, or upon his or her order, shall be valid, and, to the extent of the sum or sums paid, effectual to satisfy and discharge the liability for moneys payable upon such Debt Security or Coupon.

          Section 8.04. Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in
Section 8.01, of the taking of any Act by the Holders of the percentage in aggregate principal amount of the Outstanding Debt Securities specified in this Indenture in connection with such Act, any Holder of a Debt

Security, the number, letter or other distinguishing symbol of which is shown by the evidence to be included in the Debt Securities the Holders of which have consented to such Act, may, by filing written notice with the Trustee at the Corporate Trust Office and upon proof of ownership as provided in Section 8.02, revoke such Act so far as it concerns such Debt Security. Except as aforesaid, any such Act taken by the Holder of any Debt Security shall be conclusive and binding upon such Holder and, subject to the provisions of Section 5.07, upon all future Holders of such Debt Security and all past, present and future Holders of Coupons, if any, appertaining thereto and of any Debt Securities and Coupons issued on transfer or in lieu thereof or in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon such Debt Security or Coupons or such other Debt Securities or Coupons.


                                  ARTICLE NINE

                               HOLDERS' MEETINGS

          Section 9.01. Purposes of Meetings. A meeting of Holders of any or all series of Debt Securities may be called at any time and from time to time pursuant to the provisions of this Article Nine for any of the following purposes:

          (1) to give any notice to the Company or to the Trustee for such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

          (2) to remove the Trustee for such series and appoint a successor Trustee pursuant to the provisions of Article Six;

          (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 11.02; or

          (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Outstanding Debt Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.

          Section 9.02. Call of Meetings by Trustee. The Trustee for any series may at any time call a meeting of Holders of such series to take any action specified in Section 9.01, to be held at such time or times and at such place or places as the Trustee for such series shall determine. Notice of every meeting of the Holders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of such series in the manner and to the extent provided in Section 16.03. Such notice shall be given not less than 20 days nor more than 90 days prior to the date fixed for the meeting.

          Section 9.03. Call of Meetings by Company or Holders. In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in aggregate principal amount of the Outstanding Debt Securities of a series or of all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of any or all such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have given the notice of such meeting within 20 days after the receipt of such request, then the Company or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 9.01, by giving notice thereof as provided in Section 9.02.

          Section 9.04. Qualifications for Voting. To be entitled to vote at any meeting of Holders, a Person shall be (a) a Holder of a Debt Security of the series with respect to which such meeting is being held or (b) a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the series with respect to which such meeting is being held and its counsel and any representatives of the Company and its counsel.

          Section 9.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of such series, in regard to proof of the holding of Debt Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of such series as provided in Section 9.03, in which case the Company or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

          Subject to the provisos in the definition of "Outstanding," at any meeting each Holder of a Debt Security of the series with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1,000 principal amount (or such other amount as shall be specified as contemplated by Section 3.01) of Debt Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Debt Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Debt Securities of such series held by him or instruments in writing duly designating him as the person to vote on behalf of Holders of Debt Securities of such series. Any meeting of Holders with respect to which a meeting was duly called pursuant to the provisions of Section
9.02 or 9.03 may be adjourned from time to time by a majority of such Holders present and the meeting may be held as so adjourned without further notice.

          Section 9.06. Voting. The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Debt Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be taken and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section 9.02. The record shall show the serial numbers of the Debt Securities voting in favor of or against any resolution.
The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

          Section 9.07. No Delay of Rights by Meeting. Nothing contained in this Article Nine shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of this Indenture or of the Debt Securities of any series.

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

                                  ARTICLE TEN

                               SUCCESSOR COMPANY

          Section 10.01. When Company May Merge or Transfer Assets. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease all or substantially all its assets to any Person, unless:

               (i) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, all or substantially all the assets of the Company (the "successor corporation") shall be a Person organized and existing under the laws of the United States or any State or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Debt Securities and this Indenture; and

               (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing.

          The Trustee may request, in accordance with Section 6.03 hereof, an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

          Upon any consolidation with or merger into any other Person, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with this Section 10.01, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein, and thereafter the predecessor corporation shall be relieved of all obligations and covenants under this Indenture and the Debt Securities.

                                ARTICLE ELEVEN

                            SUPPLEMENTAL INDENTURES

          Section 11.01. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

          (1) to evidence the succession of another corporation to the Company and the assumption by such successor of the covenants of the Company herein and in the Debt Securities contained; or

          (2) to add to the covenants of the Company, for the benefit of the Holders of all or any series of Debt Securities and the Coupons, if any, appertaining thereto (and if such covenants are to be for the benefit of less than all series, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Company; or

          (3) to add any additional Events of Default (and if such Events of Default are to be applicable to less than all series, stating that such Events of Default are expressly being included solely to be applicable to such series); or

          (4) to add or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Debt Securities of any series in bearer form, registrable or not registrable, and with or without Coupons, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit the issuance of Debt Securities of any series in uncertificated form, provided that any such action shall not materially adversely affect the interests of the Holders of Debt Securities of any series or any related Coupons in any material respect; or

          (5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Outstanding Debt Security or Coupon of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply; or

          (6) to secure, or in the case of secured Debt Securities to further secure, the Debt Securities; or

          (7) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Article Four or Fifteen, provided that any such action shall not materially adversely affect the interests of the Holders of Debt Securities of such series or any other series of Debt Securities or any related Coupons in any material respect; or

          (8) to establish the form or terms of Debt Securities and Coupons, if any, of any series as permitted by Sections 2.01 and 3.01; or

          (9) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to one or more series of Debt Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11; or

          (10) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with any provision of this Indenture, or to make any other change; provided such other provisions or changes shall not adversely affect the interests of the Holders of Outstanding Debt Securities or Coupons, if any, of any series created prior to the execution of such supplemental indenture in any material respect.

          Section 11.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Debt Securities of each series affected by such supplemental indenture voting separately, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture of such Debt Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Debt Security of each such series affected thereby,

          (1) change the Stated Maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon redemption thereof, or change the Stated Maturity of or reduce the amount of any payment to be made with respect to any Coupon, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.02, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or limit the obligation of the Company to maintain a paying agency outside the United States for payment on Bearer Securities as provided in Section 12.03; or

          (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences provided for in this Indenture.

          It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

          A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture with respect to one or more particular series of Debt Securities and Coupons, if any, or which modifies the rights of the Holders of Debt Securities and Coupons of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Debt securities and Coupons, if any, of any other series.

          Section 11.03. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture or otherwise in a material way.

          Section 11.04. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Debt Securities and Coupons theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

          Section 11.05. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

          Section 11.06. Reference in Debt Securities to Supplemental Indentures. Debt Securities and Coupons, if any, of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Debt Securities and Coupons of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Debt Securities and Coupons of such series.

          Section 11.07. Notice of Supplemental Indenture. Promptly after the execution by the Company and the appropriate Trustee of any supplemental indenture pursuant to Section 11.02, the Company shall transmit, in the manner and to the extent provided in Section 16.03, to all Holders of any series of the Debt Securities affected thereby, a notice setting forth in general terms the substance of such supplemental indenture.


                                 ARTICLE TWELVE

                                   COVENANTS

          Section 12.01. Payment of Principal, Premium and Interest. The Company covenants and agrees for the benefit of each series of Debt Securities and Coupons, if any, that it will duly and punctually pay the principal of (and premium, if any) and interest on the Debt Securities in accordance with the terms of the Debt Securities, the Coupons and this Indenture. Unless otherwise specified as contemplated by Section 3.01 with respect to any series of Debt Securities or except as otherwise provided in Section 3.06, any interest due on Bearer Securities on or before Maturity shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. If so provided in the terms of any series of Debt Securities established as provided in Section 3.01, the interest, if any, due in respect of any temporary Global Note or permanent Global Note, together with any additional amounts payable in respect thereof, as provided in the terms and conditions of such Debt Security, shall be payable only upon presentation of such Debt Security to the Trustee for notation thereon of the payment of such interest.

          Section 12.02. Officer's Certificate as to Default. The Company will deliver to the Trustee, on or before a date not more than four months after the end of each fiscal year of the Company (which on the date hereof is the calendar year) ending after the date hereof, a certificate of the principal executive officer, principal financial officer or principal accounting officer of the Company stating whether or not to the knowledge of the signer thereof the Company is in compliance with all covenants and conditions under this Indenture, and, if the Company shall be in Default, specifying all such Defaults and the nature thereof of which such signer may have knowledge. For purposes of this Section, such compliance shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.

          Section 12.03. Maintenance of Office or Agency. If Debt Securities of a series are issuable only as Registered Securities, the Company will maintain in each Place of Payment for such series an office or agency where Debt Securities of that series may be presented or surrendered for payment, where Debt Securities of that series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served. If Debt Securities of a series are issuable as Bearer Securities, the Company will maintain (A) in the Borough of Manhattan, the City and State of New York, an office or agency where any Registered Securities of that series may be presented or surrendered for payment, where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange, where notices and demands to or upon the Company in respect of the Debt Securities of that series and this Indenture may be served, and where Bearer Securities of that series and related Coupons may be presented or surrendered for payment in the circumstances described in the following paragraph (and not otherwise), (B) subject to any laws or regulations applicable thereto, in a Place of Payment for that series which is located outside the United States, an office or agency where Debt Securities of that series and related Coupons may be presented and surrendered for payment (including payment of any additional amounts payable on Securities of that series, if so provided pursuant to Section 3.01); provided, however, that if the Debt Securities of that series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent for the Debt Securities of that series in London, Luxembourg or any other required city located outside the United States, as the case may be, so long as the Debt Securities of that series are listed on such exchange, and (C) subject to any laws or regulations applicable thereto, in a Place of Payment for that series located outside the United States, an office or agency where any Registered Securities of that series may be surrendered for registration of transfer, where Debt Securities of that series may be surrendered for exchange and where notices and demands to or upon the Company in respect of the Debt Securities of that series and this
Indenture may be served.    The Company will give prompt written notice to the
Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee (in the case of Registered Securities) and at the principal London office of the Trustee (in the case of Bearer Securities), and the Company hereby appoints the Trustee as its agent to receive all presentations, surrenders, notices and demands.

          No payment of principal, premium or interest on Bearer Securities shall be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; provided, however, that payment of principal of and any premium and interest on any Bearer Security (including any additional amounts payable on Securities of such series, if so provided pursuant to Section 3.01) shall be made at the office of the Company's Paying Agent in the City of Boston, State of Massachusetts, if (but only if) payment of the full amount of such principal, premium, interest or additional amounts, as the case may be, at all offices or agencies outside the United States maintained for the purpose by the Company in accordance with this Indenture is illegal or effectively precluded by exchange controls or other similar restrictions.

          The Company may also from time to time designate different or additional offices or agencies to be maintained for such purposes (in or outside of such Place of Payment), and may from time to time rescind any such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations described in the preceding paragraph. The Company will give prompt written notice to the Trustee of any such additional designation or rescission of designation and any change in the location of any such different or additional office or agency.

          Section 12.04. Money for Debt Securities; Payments To Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Debt Securities and Coupons, if any, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Debt Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.

          Whenever the Company shall have one or more Paying Agents with respect to any series of Debt Securities and Coupons, it will, by or on each due date of the principal (and premium, if any) or interest on any Debt Securities of such series, deposit with any such Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled thereto, and (unless any such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

          The Company will cause each Paying Agent other than the Trustee with respect to any series of Debt Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

          (1) hold all sums held by it for the payment of the principal of (and premium, if any) or interest on Debt Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

          (2) give the Trustee notice of any Default by the Company (or any other obligor upon the Debt Securities of such series) in the making of any payment of principal (and premium, if any) or interest on the Debt Securities of such series; and

          (3) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

          The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any Debt Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company upon Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Debt Security or Coupon shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be transmitted in the manner and to the extent provided by Section 16.03, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, any unclaimed balance of such money then remaining will be repaid to the Company.

          Section 12.05. Corporate Existence. Subject to Article Ten, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company.

          Section 12.06. Purchase of Debt Securities by Company. If the Debt Securities of a series are listed on the Stock Exchange of the United Kingdom and the Republic of Ireland and such stock exchange shall so require, the Company will not purchase any Debt Securities of that series by private treaty at a price (exclusive of expenses and accrued interest) which exceeds 120% of the mean of the nominal quotations of the Debt Securities of that series as shown in The Stock Exchange Daily Official List for the last trading day preceding the date of purchase.

          Section 12.07. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in Section 12.05 (and, if so specified pursuant to Section 3.01, any other covenant not set forth herein and specified pursuant to Section 3.01 to be applicable to the Debt Securities of any series, except as otherwise provided pursuant to Section 3.01) with respect to the Debt Securities of any series if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Debt Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent expressly so waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

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

                                ARTICLE THIRTEEN

                         REDEMPTION OF DEBT SECURITIES

          Section 13.01. Applicability of Article. Debt Securities of any series which are redeemable before their Maturity shall be redeemable in accordance with their terms and (except as otherwise specified pursuant to Section 3.01 for Debt Securities of any series) in accordance with this Article.

          Section 13.02. Election to Redeem; Notice to Trustee. The election of the Company to redeem (or, in the case of Discount Securities, to permit the Holders to elect to surrender for redemption) any Debt Securities shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Debt Securities of any series pursuant to
Section 13.03, the Company shall, at least 60 days before the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Debt Securities of such series to be redeemed. In the case of any redemption of Debt Securities prior to the expiration of any restriction on such redemption provided in the terms of such Debt Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restrictions.

          Section 13.03. Selection by Trustee of Debt Securities to Be Redeemed. Except in the case of a redemption in whole of the Bearer Securities or the Registered Securities of such series, if less than all the Debt Securities of any series are to be redeemed at the election of the Company, the particular Debt Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Debt Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Debt Securities of such series or any integral multiple thereof) of the principal amount of Debt Securities of such series in a denomination larger than the minimum authorized denomination for Debt Securities of such series pursuant to Section 3.02. The portions of the principal amount of Debt Securities so selected for partial redemption shall be equal to the minimum authorized denominations for Debt Securities of such series pursuant to
Section 3.02 or any integral multiple thereof, except as otherwise set forth in the applicable form of Debt Securities. In any case when more than one Registered Security of such series is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Registered Security of such series.

          The Trustee shall promptly notify the Company in writing of the Debt Securities selected for redemption and, in the case of any Debt Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Debt Securities shall relate, in the case of any Debt Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Debt Security which has been or is to be redeemed.

          Section 13.04. Notice of Redemption. Notice of redemption shall be given by the Company, or at the Company's request, by the Trustee in the name and at the expense of the Company, not less than 15 days (or 30 days if legally required by DTC) and not more than 60 days prior to the Redemption Date to the Holders of Debt Securities of any series to be redeemed in whole or in part pursuant to this Article Thirteen, in the manner provided in Section 16.03. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. Failure to give such notice, or any defect in such notice to the Holder of any Debt Security of a series designated for redemption, in whole or in part, shall not affect the sufficiency of any notice of redemption with respect to the Holder of any other Debt Security of such series.

          All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) that Debt Securities of such series are being redeemed by the Company pursuant to provisions contained in this Indenture or the terms of the Debt Securities of such series or a supplemental indenture establishing such series, if such be the case, together with a brief statement of the facts permitting such redemption,

          (4) if less than all Outstanding Debt Securities of any series are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Debt Securities to be redeemed,

          (5) that on the Redemption Date, the Redemption Price will become due and payable upon each such Debt Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after said date,

          (6) that, unless otherwise specified in such notice, Coupon Securities of any series, if any, surrendered for redemption must be accompanied by all Coupons maturing subsequent to the date fixed for redemption, failing which the amount of any such missing Coupon or Coupons will be deducted from the Redemption Price,

          (7) the Place or Places of Payment where such Debt Securities are to be surrendered for payment of the Redemption Price,

          (8) if Bearer Securities of any series are to be redeemed and any Registered Securities of such series are not to be redeemed, and if such Bearer Securities may be exchanged for Registered Securities not subject to redemption on this Redemption Date pursuant to Section 3.05(b) or otherwise, the last date on which such exchanges may be made, and

          (9)  that the redemption is for a sinking fund, if such is the case.

          Section 13.05. Deposit of Redemption Price. On or prior to the Redemption Date for any Debt Securities, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 12.04) an amount of money sufficient to pay the Redemption Price of such Debt Securities or any portions thereof which are to be redeemed on that date.

          Section 13.06. Debt Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, any Debt Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Debt Securities shall cease to bear interest. Upon surrender of any such Debt Security for redemption in accordance with said notice, such Debt Security shall be paid by the Company at the Redemption Price; provided, however, that installments of interest on Bearer Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable only at an office or agency located outside the United States (except as otherwise provided in Section 12.03) and, unless otherwise specified as contemplated by
Section 3.01, only upon presentation and surrender of Coupons for such interest; and provided, further, that, unless otherwise specified as contemplated by
Section 3.01, installments of interest on Registered Securities which have a Stated Maturity on or prior to the Redemption Date for such Debt Securities shall be payable according to the terms of such Debt Securities and the provisions of Section 3.07.

          If any Debt Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Debt Security.

          If any Coupon Security surrendered for redemption shall not be accompanied by all Coupons appertaining thereto maturing on or after the Redemption Date, the Redemption Price for such Coupon Security may be reduced by an amount equal to the face amount of all such missing Coupons. If thereafter the Holder of such Coupon shall surrender to any Paying Agent outside the United States any such missing Coupon in respect of which a deduction shall have been made from the Redemption Price, such Holder shall be entitled to receive the amount so deducted. The surrender of such missing Coupon or Coupons may be waived by the Company and the Trustee, if there be furnished to them such security or indemnity as they may require to save each of them and any Paying Agent harmless.

          Section 13.07. Debt Securities Redeemed in Part. Any Debt Security which is to be redeemed only in part shall be surrendered at the Corporate Trust Office or such other office or agency of the Company as is specified pursuant to
Section 3.01 (in the case of Registered Securities) and at an office of the Trustee or such other office or agency of the Company outside the United States as is specified pursuant to Section 3.01 (in the case of Bearer Securities) with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing, and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Debt Security without service charge, a new Debt Security or Debt Securities of the same series of like tenor and form of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Debt Security so surrendered, and, in the case of a Coupon Security, with appropriate Coupons attached. In the case of a Debt Security providing appropriate space for such notation, at the option of the Holder thereof, the Trustee, in lieu of delivering a new Debt Security or Debt Securities as aforesaid, may make a notation on such Debt Security of the payment of the redeemed portion thereof.


                                ARTICLE FOURTEEN

                                 SINKING FUNDS

          Section 14.01. Applicability of Article. The provisions of this Article shall be applicable to any sinking fund for the retirement of Debt Securities of a series except as

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

otherwise specified pursuant to Section 3.01 for Debt Securities of such series.

          The minimum amount of any sinking fund payment provided for by the terms of Debt Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Debt Securities of any series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Debt Securities of any series, the amount of any cash sinking fund payment may be subject to reduction as provided in Section 14.02. Each sinking fund payment shall be applied to the redemption of Debt Securities of any series as provided for by the terms of Debt Securities of such series.

          Section 14.02. Satisfaction of Mandatory Sinking Fund Payments with Debt Securities. In lieu of making all or any part of a mandatory sinking fund payment with respect to any Debt Securities of a series in cash, the Company may at its option, at any time no more than sixteen months and no less than 45 days prior to the date on which such sinking fund payment is due, deliver to the Trustee Debt Securities of such series (together with the unmatured Coupons, if any, appertaining thereto) theretofore purchased or otherwise acquired by the Company, except Debt Securities of such series which have been redeemed through the application of mandatory sinking fund payments pursuant to the terms of the Debt Securities of such series, accompanied by a Company Order instructing the Trustee to credit such obligations and stating that the Debt Securities of such series were originally issued by the Company by way of bona fide sale or other negotiation for value, provided that such Debt Securities shall not have been previously so credited. Such Debt Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Debt Securities for redemption through operation of the sinking fund and the amount of such mandatory sinking fund payment shall be reduced accordingly.

          Section 14.03. Redemption of Debt Securities for Sinking Fund. Not less than 60 days prior to each sinking fund payment date for any series of Debt Securities (unless a shorter period shall be satisfactory to the Trustee), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Debt Securities of such series pursuant to Section
14.02 and whether the Company intends to exercise its rights to make a permitted optional sinking fund payment with respect to such series. Such certificate shall be irrevocable and upon its delivery the Company shall be obligated to make the cash payment or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. In the case of the failure of the Company to deliver such certificate, the sinking fund payment due on the next succeeding sinking fund payment date for such series shall be paid entirely in cash and shall be sufficient to redeem the principal amount of the Debt Securities of such series subject to a mandatory sinking fund payment without the right to deliver or credit Debt Securities as provided in Section 14.02 and without the right to make any optional sinking fund payment with respect to such series at such time.

          Any sinking fund payment or payments (mandatory or optional) made in cash plus any unused balance of any preceding sinking fund payments made with respect to the Debt Securities of any particular series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent) on the sinking fund payment date on which such payment is made (or, if such payment is made before a sinking fund payment date, on the sinking fund payment date immediately following the date of such payment) to the redemption of Debt Securities of such series at the Redemption Price specified in such Debt Securities with respect to the sinking fund. Any sinking fund moneys not so applied or allocated by the Trustee (or by the Company if the Company is acting as its own Paying Agent) to the redemption of Debt Securities shall be added to the next sinking fund payment received by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in
Section 12.04) for such series and, together with such payment (or such amount so segregated), shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys with respect to the Debt Securities of any particular series held by the Trustee (or if the Company is acting as its own Paying Agent, segregated and held in trust as provided in Section 12.04) on the last sinking fund payment date with respect to Debt Securities of such series and not held for the payment or redemption of particular Debt Securities of such series shall be applied by the Trustee (or by the Company if the Company is acting as its own Paying Agent), together with other moneys, if necessary, to be deposited (or segregated) sufficient for the purpose, to the payment of the principal of the Debt Securities of such series at Maturity.

          The Trustee shall select or cause to be selected the Debt Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 13.03 and the Company shall cause notice of the redemption thereof to be given in the manner provided in Section 13.04. Such notice having been duly given, the redemption of such Debt Securities shall be made upon the terms and in the manner stated in Section 13.06.

          On or before each sinking fund payment date, the Company shall pay to the Trustee (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section 12.04) in cash a sum equal to the principal and any interest accrued to the Redemption Date for

Debt Securities or portions thereof to be redeemed on such sinking fund payment date pursuant to this Section.

          Neither the Trustee nor the Company shall redeem any Debt Securities of a series with sinking fund moneys or mail any notice of redemption of Debt Securities of such series by operation of the sinking fund for such series during the continuance of a Default in payment of interest, if any, on any Debt Securities of such series or of any Event of Default (other than an Event of Default occurring as a consequence of this paragraph) with respect to the Debt Securities of such series, except that if the notice of redemption shall have been provided in accordance with the provisions hereof, the Trustee (or the Company, if the Company is then acting as its own Paying Agent) shall redeem such Debt Securities if cash sufficient for that purpose shall be deposited with the Trustee (or segregated by the Company) for that purpose in accordance with
the terms of this Article.   Except as aforesaid, any moneys in the sinking fund
for such series at the time when any such Default or Event of Default shall occur and any moneys thereafter paid into such sinking fund shall, during the continuance of such Default or Event of Default, be held as security for the payment of the Debt Securities and Coupons, if any, of such series; provided, however, that in case such Default or Event of Default shall have been cured or waived as provided herein, such moneys shall thereafter be applied, on or prior to the next sinking fund payment date for the Debt Securities of such series on which such moneys may be applied, pursuant to the provisions of this Section.


                                ARTICLE FIFTEEN

                                   DEFEASANCE

          Section 15.01. Applicability of Article. If, pursuant to Section 3.01, provision is made for the defeasance of Debt Securities of a series, then the provisions of this Article shall be applicable except as otherwise specified pursuant to Section 3.01 for Debt Securities of such series. Defeasance provisions, if any, for Bearer Securities may be specified pursuant to Section 3.01.

          Section 15.02. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company's option, either (a) the Company shall be deemed to have been Discharged (as defined below) from its obligations with respect to Debt Securities of any series ("legal defeasance option") or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 7.04(1) and 10.01 with respect to Debt Securities of any series (and, if so specified pursuant to Section 3.01, any other obligation of the Company or restrictive covenant added for the benefit of such series pursuant to Section 3.01) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied:

          (1) the Company shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust for, and dedicated solely to, the benefit of the Holders of the Debt Securities of such series
     (i) money in an amount, or (ii) U.S. Government Obligations (as defined below) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination of (i) and (ii), sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments) of and premium, if any, and interest on, the Outstanding Debt Securities of such series on the dates such installments of interest or principal and premium are due;

          (2) such deposit shall not cause the Trustee with respect to the Debt Securities of that series to have a conflicting interest as defined in
     Section 6.08 and for purposes of the Trust Indenture Act with respect to the Debt Securities of any series;

          (3) such deposit will not result in a breach or violation of, or constitute a Default under, this Indenture or any other agreement or instrument to which the Company is a party or by which it is bound (other than such a breach, violation or Default (a) with respect to Indebtedness of the Company which is defeased, redeemed or otherwise satisfied prior to or contemporaneously with such deposit, or (b) which is consented to or waived by the other relevant party to such agreement or instrument);

          (4) with respect to the legal defeasance option only, no Event of Default under Section 5.01(6) or Section 5.01(7) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under Section 5.01(6) or Section 5.01(7) shall have occurred and be continuing on the 91st day after the date of such deposit; and

          (5) the Company shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance or Discharge.

          "Discharged" means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Debt Securities of such series and to have satisfied all the obligations under this Indenture relating to the Debt Securities of such series (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Debt Securities of such series to receive, from the trust fund described in clause
(1) above, payment of the principal of (and premium, if any) and interest on such Debt Securities when such payments are due, (B) the Company's obligations with respect to the Debt Securities of such series under Section 3.04, 3.05, 3.06, 12.03 and 15.03 and (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder.

          "U.S. Government Obligations" means securities that are (i) direct obligations of the United States for the payment of which its full faith and credit is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States, which, in either case under clauses (i) or (ii), are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

          Section 15.03. Deposited Moneys and U.S. Government Obligations to Be Held in Trust. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 15.02 in respect of Debt Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Debt Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Debt Securities, of all sums due and to become due thereon for principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except for funds of the Company and except to the extent required by law.

          Section 15.04. Repayment to Company. The provisions of the last paragraph of Section 12.04 shall apply to any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the Maturity of any series of Debt Securities for which money or U.S. Government Obligations have been deposited pursuant to Section 15.02.

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

                                ARTICLE SIXTEEN

                                 MISCELLANEOUS

          Section 16.01. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, unless otherwise exempted therefrom by order of the Commission, the required provision shall control.

          Section 16.02. Notices to the Company and Trustee. Any notice or communication shall be in writing and delivered in person, transmitted by facsimile (confirmed in writing by mail) or mailed by first-class mail addressed as follows:

               If to the Company:

               MAXXAM Inc.
               5847 San Felipe, Suite 2600
               Houston, Texas  77057
               Attention:  General Counsel
               Telecopy Number:  (713) 267-3702

               with a copy to:

               MAXXAM Inc.
               5847 San Felipe, Suite 2600
               Houston, Texas  77057
               Attention:  Treasury Department
               Telecopy Number:  (713) 267-3704

               and

               if to the Trustee:

               State Street Bank and Trust Company
               225 Franklin Street, IP-4
               Boston, Massachusetts  02110
               Attention:  Corporate Trust Department
               Telecopy Number:  (617) 664-5371

          The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Notices to the Company or the Trustee shall only be deemed given when received by the Company or the Trustee, as the case may be.

          Section 16.03. Notice to Holders; Waiver. When this Indenture provides for notice to Holders of any event, (1) such notice shall be sufficiently given to Registered Holders (unless otherwise herein expressly provided) if in writing and mailed,

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

first-class postage prepaid, to such Registered Holders as their names and addresses appear in the Security Register, within the time prescribed, and (2) such notice shall be sufficiently given to Holders of Bearer Securities or Coupons (unless otherwise herein expressly provided) if published at least twice in an Authorized Newspaper or Newspapers in New York City and, if Debt Securities of such series are then listed on The Stock Exchange of the United Kingdom and the Republic of Ireland or the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, in a daily newspaper in London or Luxembourg or in such other city or cities specified pursuant to Section 3.01, the first such publication to be not earlier than the earliest date and not later than two Business Days prior to the latest date prescribed for the giving of such notice; provided, however, that, in any case, any notice to Holders of Floating Rate Securities regarding the determination of a periodic rate of interest, if such notice is required pursuant to Section 3.01, shall be sufficiently given if given in the manner specified pursuant to Section 3.01.

          In the event of suspension of regular mail service or by reason of any other cause it shall be impracticable to give notice by mail, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

          In the event of suspension of publication of any Authorized Newspapers or by reason of any other cause it shall be impracticable to give notice by publication, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

          Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance on such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given. In any case where notice to Holders is given by publication, any defect in any notice so published as to any particular Holder shall not affect the sufficiency of such notice with respect to other Holders, and any notice which is published in the manner herein provided shall be conclusively presumed to have been duly given.

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

          Section 16.04. Communication by Holders with Other Holders. Holders of Debt Securities may communicate pursuant to Section 312(b) of the Trust Indenture Act with other Holders of Debt Securities with respect to their rights under this Indenture or the Debt Securities and the Trustee shall comply with
Section 312(b) of the Trust Indenture Act. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the Trust Indenture Act.

          Section 16.05. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, unless otherwise exempted therefrom by order of the Commission, the Company shall furnish to the Trustee:

          (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with (or will have been complied with upon the execution and delivery of designated instruments); and

           (2) an Opinion of Counsel stating that, in the opinion of such counsel, as to legal matters, all such conditions precedent have been complied with (or will have been complied with upon the execution and delivery of designated instruments);

except that in the case of any application or request as to which the furnishing of such documents is specifically required by any provisions of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

          Section 16.06. Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than certificates provided pursuant to Section 12.02) shall include:

          (1) a statement that the individual signing such certificate or rendering such opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

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

     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

          Section 16.07. When Treasury Securities Disregarded. In determining whether the Holders of the required principal amount of Debt Securities of any series have concurred in any direction, waiver or consent, Debt Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debt Securities which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Debt Securities of a series outstanding at the time shall be considered in any such determination.

          Section 16.08. Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or at a meeting of Holders of Debt Securities or Coupons, as the case may be. The Registrar and the Paying Agent may make reasonable rules for their functions.

          Section 16.09. Legal Holidays. Unless otherwise specified pursuant to Section 3.01 or in any Debt Security, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Debt Security of any series shall not be a Business Day at any Place of Payment for the Debt Securities of that series, then (notwithstanding any other provision of this Indenture or of the Debt Securities or Coupons) payment of principal (and premium, if any) or interest need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to such Business Day if such payment is made or duly provided for on such Business Day.

          Section 16.10. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE DEBT SECURITIES AND THE COUPONS, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE DEBT SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST

EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY HOLDER OF DEBT SECURITIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 16.11. No Recourse Against Others. A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company or the Trustee under the Debt Securities, the Coupons or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Debt Security, each Holder of Debt Securities shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Debt Securities.

          Section 16.12. Successors and Assigns. All covenants and agreements of the parties hereto in this Indenture and the Debt Securities shall bind their respective successors and assigns and inure to the benefit of their permitted successors and assigns, whether so expressed or not.

          Section 16.13. Severability. In case any provision in this Indenture or in the Debt Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions thereof shall not in any way be affected or impaired thereby.

          Section 16.14. Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. This Indenture may be executed in two or more counterparts, each of which shall be an original, but all of them together constitute the same agreement.

          Section 16.15. Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify, restrict or otherwise affect the meaning or interpretation of any of the terms or provisions hereof.

          Section 16.16. Benefits of Indenture. Nothing in this Indenture or the Debt Securities, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent and their successors hereunder, and

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

the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.


                               ARTICLE SEVENTEEN

                             EXCHANGE OF SECURITIES

          Section 17.01 Right to Exchange. (a) If so provided in a Board Resolution or supplemental indenture with respect to the Debt Securities of any series prior to or concurrently with the issuance thereof, the Holder of a Debt Security of such series shall have the right, at such Holder's option, to exchange, in accordance with the terms of such series of Debt Securities and this Article Seventeen, at any time commencing on such date as is provided in a Board Resolution or supplemental indenture with respect to the Debt Securities of such series and prior to the Maturity of such Debt Security, or, as to any Debt Securities called for redemption, at any time prior to the close of business on the Business Day preceding the date fixed for such redemption (unless the Company shall default in the payment of the Redemption Price, in which case such right shall not terminate at such time), all or any part (in a denomination of, unless otherwise specified in a Board Resolution or supplemental indenture with respect to Debt Securities of such series, $1,000 in principal amount or any integral multiple thereof) of such Debt Security for shares of Kaiser Common Stock at the Exchange Rate hereinafter provided and any other Exchange Property apportioned thereto as hereinafter provided (except to the extent that the Company may exercise the Cash Payment Election as hereinafter provided). The provisions of this Article Seventeen shall not be applicable to the Debt Securities of a series unless otherwise specified in a Board Resolution or supplemental indenture with respect to the Debt Securities of such series prior to or concurrently with the issuance thereof.

          (b) As used in this Article Seventeen, the following terms shall have the following meanings:

          "Cash Payment Election" shall have the meaning specified in Section 17.02(b).

          "Collateral" means, at any time of determination, all property upon which a Lien exists at such time in favor of the Collateral Agent for the benefit of the Holders of Exchangeable Securities pursuant to this Article Seventeen.

          "Collateral Agent" shall have the meaning specified in Section
17.05(a).

          "Exchange Date" shall have the meaning specified in Section 17.02(a).

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

          "Exchange Property," with respect to the Exchangeable Securities of any series, shall initially mean such number of fully paid and nonassessable shares of Kaiser Common Stock as shall be specified in a Board Resolution or supplemental indenture, and deposited with the Collateral Agent pursuant to the Pledge Agreement, with respect to the Exchangeable Securities of such series, and thereafter shall mean such number of Kaiser Common Shares and such other securities, cash or other property, if any, attributable to the Kaiser Common Shares or other Exchange Property, which at the time are deliverable upon surrender of the outstanding Exchangeable Securities of such series for exchange in accordance with this Article Seventeen.

          "Exchange Rate" means, with respect to the Exchangeable Securities of any series, the rate at which Kaiser Common Shares shall be delivered upon exchange of Exchangeable Securities of such series. The Exchange Rate, with respect to the Exchangeable Securities of any series, initially shall be such number of Kaiser Common Shares for each $1,000 principal amount of Exchangeable Securities of such series exchanged as shall be set forth in a Board Resolution or supplemental indenture with respect to the Exchangeable Securities of such series prior to or concurrently with the issuance thereof. The Exchange Rate shall be subject to adjustment as provided in Section 17.04.

          "Exchangeable Securities" means Debt Securities of any series to which the provisions of this Article Seventeen are applicable.

          "Extraordinary Cash Distributions" means, with respect to any cash dividend or distribution paid on any date with respect to any class or series of stock included in the Exchange Property, (i) the amount, if any, by which all cash dividends and cash distributions on such class or series of stock paid during the consecutive 12-month period (or such shorter period as such class or series has been outstanding) ending on and including such date (other than cash dividends and cash distributions to the extent that such cash dividends or cash distributions were previously paid or delivered to the Collateral Agent as Exchange Property) exceeds, on a per share basis, 7.5% of the average of the daily closing prices (or the average of closing bid and asked prices, if closing prices are not available) of shares of such class or series on the principal securities exchange on which such securities trade (or, if such securities are not listed on a securities exchange, as reported by Nasdaq or, if not reported by Nasdaq, as determined by an investment banking firm selected by the Trustee), over such consecutive 12-month period (or such shorter period as such class has been outstanding), or (ii) the amount distributed pursuant to any plan of liquidation.

          "Kaiser" means Kaiser Aluminum Corporation, a Delaware corporation.

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

          "Kaiser Common Shares" means shares of Kaiser Common Stock that have been deposited with the Collateral Agent pursuant to the Pledge Agreement.

          "Kaiser Common Stock" means the common stock, par value $.01 per share, of Kaiser.

          "Lien" means, with respect to any asset, any lien, mortgage, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement and any lease in the nature thereof) in respect of such asset.

          "Market Price" shall have the meaning specified in Section 17.10(b).

          "Market Value" shall have the meaning specified in Section 17.10(b).

          "Marketable Securities" shall have the meaning specified in Section 17.10(b).

          "Nasdaq" shall mean The Nasdaq Stock Market.

          "Notice of Acceleration" means a written notice delivered during the continuance of an Event of Default to the Company by the Trustee or by the Holders of at least 25% in aggregate principal amount of the Exchangeable Securities of any series then outstanding, stating that an Event of Default has occurred and is continuing and that the principal of (and premium, if any) and accrued and unpaid interest, if any, on the Exchangeable Securities of such series or Coupons held by such Holders are due and payable; provided that a Notice of Acceleration shall be deemed to have been delivered and to be effective for all purposes under this Article Seventeen upon the occurrence and during the continuance of an event with respect to the Company specified in
Section 5.01(6) or (7).

          "Obligations" means all obligations of the Company under this Indenture (to the extent that the Company's obligations under this Indenture relate to the Exchangeable Securities), the Exchangeable Securities and the Pledge Agreement, including, without limitation, (i) the Company's obligations to pay principal in respect of Exchangeable Securities (whether at maturity, upon redemption or otherwise), to pay interest and redemption premiums, if any, on Exchangeable Securities, and the Company's obligations to Holders of Exchangeable Securities who exchange Exchangeable Securities in accordance with the terms of the Pledge Agreement and this Article Seventeen and (ii) any claim arising out of any failure to perform any of such obligations.

          "Offer" shall have the meaning specified in Section 17.09(a).

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

          "Pledge Agreement" shall have the meaning specified in Section
17.05(a).

          Section 17.02 Method of Exchange. (a) In order to exercise the right of exchange in respect of any Exchangeable Security, the Holder of such Exchangeable Security to be exchanged shall surrender such Exchangeable Security to the Collateral Agent for exchange by delivering such Exchangeable Security to, or mailing such Exchangeable Security by registered mail, postage prepaid, addressed to the Collateral Agent at the office or agency of the Collateral Agent maintained for that purpose, accompanied in each case by written notice to the Company and the Collateral Agent that the Holder elects to exchange such Exchangeable Security, or, if less than the entire principal amount of such Exchangeable Security is to be exchanged, the portion thereof to be exchanged. Such notice shall also state the name or names (with address) in which the certificate or certificates for Kaiser Common Shares or, to the extent applicable, other Exchange Property issuable upon such exchange shall be issued, subject to compliance with applicable federal and state securities laws. Exchangeable Securities surrendered for exchange shall be accompanied (if so required by the Company or the Collateral Agent) by proper assignments thereof to the Company or in blank for transfer. If Exchangeable Securities not called for redemption are surrendered for exchange during the period from the close of business on a record date for the payment of interest and prior to the next succeeding interest payment date relating thereto, such Exchangeable Securities must be accompanied by funds equal to the interest payable on such succeeding interest payment date on the principal amount so exchanged. Any exchange of an Exchangeable Security pursuant to this Article Seventeen shall be deemed to have been effected immediately prior to the close of business on the date on which such Exchangeable Security shall have been properly surrendered for exchange (the "Exchange Date"), which, subject to the provisions of Section 17.09(g), shall be the date on which such Exchangeable Security and notice and any such required assignment (and, if required, funds equal to the interest payable on the next succeeding interest payment date on the principal amount exchanged) shall be received by the Collateral Agent. Unless the exchange is registered under the Securities Act prior to delivery of Exchange Property to the Holder, such Holder also shall deliver evidence satisfactory to Kaiser and the Company (which may include an opinion of counsel if requested by Kaiser or the Company), that such exchange is exempt from registration under the Securities Act.

          (b) Within two Business Days after the Exchange Date, the Company shall deliver to the Collateral Agent written notice of whether the Company shall (i) deliver Exchange Property or (ii) pay cash (the "Cash Payment Election") in lieu of Kaiser Common Shares or other Marketable Securities included in the Exchange Property, in whole or in part (indicating the respective portions to be so delivered or paid), pursuant to Section 17.10 and deliver Exchange Property as to which the Cash Payment Election is not exercised. If no such notice is delivered within such two-Business Day period, the Company will be irrebuttably presumed to have elected to deliver Exchange Property. To the extent the Company shall have so notified the Collateral Agent that it will exercise the Cash Payment Election in respect of such exchange, the exchange shall be made in accordance with the provisions of Section 17.10. To the extent the Company shall not have exercised a Cash Payment Election in respect of such exchange, the Company shall deliver or cause the Collateral Agent to deliver, no later than the seventh Business Day following such Exchange Date (subject to subparagraph (c) of this Section 17.02), at said office or agency to such Holder, or on such Holder's written order, (i) a certificate or certificates for the number of full Kaiser Common Shares or securities constituting other Exchange Property as to which the Cash Payment Election is not exercised deliverable upon the exchange of such Exchangeable Security (or specified portion thereof), (ii) other Exchange Property (other than cash), if any, apportioned thereto and (iii) a check for any cash apportioned thereto. Provision shall be made for any fractional interests in Kaiser Common Shares or other Exchange Property as provided in Section 17.03. Immediately prior to the close of business on the Exchange Date, the rights of the Holder of such Exchangeable Security as a Holder shall cease and the Person or Persons in whose name or names any certificate or certificates for Kaiser Common Shares or other Exchange Property shall be deliverable upon such exchange shall, as between such Person or Persons and the Company, be entitled to receive (and shall be deemed to have become the holder or holders of record of) the Kaiser Common Shares or other Exchange Property represented thereby, or cash in lieu thereof if and to the extent a Cash Payment Election has been exercised. From and after such time, the interests of the Holder shall be limited to the right to receive such Kaiser Common Shares and other Exchange Property, or cash in lieu thereof as aforesaid.

          (c) Delivery of (i) such certificate or certificates, property or securities, if any, apportioned thereto, and a check for any cash apportioned thereto and for cash in lieu of fractional interests as aforesaid or (ii) a check for cash in lieu of Kaiser Common Shares or other Marketable Securities included in the Exchange Property as provided in Section 17.10, may be delayed, with respect to any portion of the Exchange Property or cash equivalent thereof deliverable upon such exchange, for a reasonable period of time at the request of the Company (which request shall be made by an Officers' Certificate specifying the reasons for such delay) in order to (A) effectuate the calculation of any adjustments with respect to such portion of the Exchange Property or cash equivalent thereof deliverable upon such exchange pursuant to this Article Seventeen, (B) obtain any certificate representing securities to be delivered (other than Kaiser Common Shares), (C) complete any reapportionment of the Kaiser Common Shares or other Exchange Property which is required by this Article Seventeen or (D) comply with any applicable law (including, to the extent applicable, the Trust Indenture Act, or any registration under the Securities Act as contemplated by Section 17.15 hereof); provided, however, that the Company shall be required to deliver within the applicable time period specified in subparagraph (b) of this Section 17.02 or subparagraph (a) of Section 17.10, as the case may be, that portion of the Exchange Property or cash equivalent thereof deliverable upon such exchange for which such delay is not necessary. No delay pursuant to this subparagraph shall affect the requirement that any election by the Company to exercise the Cash Payment Election must be made within two Business Days after the Exchange Date. If the Exchange Property includes securities and if, between the date an exchange under this Section 17.02 is deemed effected and the date of delivery of such securities, such securities shall cease to have any or certain rights, or a record date or effective date of a transaction to which Section 17.04, 17.05 or
17.08 applies shall occur, the Person entitled to receive such securities shall be entitled only to receive such securities as so modified and any dividends or proceeds received thereon on or after the date such exchange is deemed effected, and none of the Company, the Trustee and the Collateral Agent shall be otherwise liable with respect to the modification of such securities from the date such exchange is deemed effected and the date of such delivery.

          (d) Except as otherwise expressly provided in this Article Seventeen, no payment or adjustment shall be made upon any exchange on account of any interest accrued on the Exchangeable Securities surrendered for exchange or on account of any dividends on the Kaiser Common Shares or other Exchange Property delivered upon such exchange; provided, however, that interest accrued on any Exchangeable Securities surrendered for exchange on or after any record date for payment of interest and before any interest payment date relating thereto shall be paid to, as applicable, the Holder of record as of such record date.

          (e) In the case of any Exchangeable Security which is exchanged in part only, upon such exchange the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company except for transfer taxes in the case that the new Exchangeable Security is to be registered in a name different than that in which the old Exchangeable Security was issued, a new Exchangeable Security or Exchangeable Securities of authorized denominations in principal amount equal to the unexchanged portion of such Exchangeable Security.

          (f) Anything in this Article Seventeen to the contrary notwithstanding, if there has occurred and is continuing an Event of Default with respect to the Exchangeable Securities of any series and the maturity of the Exchangeable Securities of such series has been accelerated pursuant to
Section 5.02, the Trustee shall promptly give notice thereof to all Holders of Exchangeable

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

Securities of such series in the manner provided in Section 16.03 (which notice shall be in addition to any notice under Article Five or Section 6.02). In such event, (i) during the 45-day period commencing on the date such notice is mailed, the Collateral Agent shall not sell or otherwise dispose of any Collateral, (ii) Exchangeable Securities of such series may be exchanged if the Exchange Date occurs during such 45-day period, in accordance with this Article Seventeen, and (iii) at the close of business on the last day of such 45-day period, the exchange rights of the Exchangeable Securities of such series pursuant to this Article shall terminate and the Collateral Agent may thereafter sell or otherwise dispose of any Collateral or take any other action permitted or authorized under the terms of this Indenture and the Pledge Agreement. Such notice sent by the Trustee to all Holders of Exchangeable Securities of such series shall state the information contained in clauses (i) through (iii) of the preceding sentence. Notwithstanding the foregoing, if (A) all Events of Default with respect to the Exchangeable Securities of such series shall no longer be continuing and (B) any acceleration of the Exchangeable Securities of such series arising therefrom shall have been rescinded, and if the Trustee or the Collateral Agent shall hold Exchange Property sufficient to be delivered in exchange for all Exchangeable Securities of such series then outstanding (assuming no exercise by the Company of the Cash Payment Election), then the exchange rights of the Exchangeable Securities of such series pursuant to this Article shall immediately be reinstated and may thereafter be exercised as provided in this Article, and the Trustee shall promptly transmit notice of such reinstatement to all Holders of the Exchangeable Securities of such series.

          Section 17.03 Fractional Interests. No fractional Kaiser Common Shares or fractional interest in other securities or property included in the Exchange Property shall be delivered upon exchange of Exchangeable Securities. If more than one Exchangeable Security of the same series shall be surrendered for exchange at one time by the same Holder, the number of full shares or whole interests in other securities or property which shall be delivered upon exchange shall be computed on the basis of the aggregate principal amount of the Exchangeable Securities of the same series (or specified portions thereof to the extent permitted hereby) so surrendered. Instead of any fractional Kaiser Common Shares (or other fractional interest) which otherwise would be deliverable upon exchange of any Exchangeable Security or Exchangeable Securities (or specified portions thereof), the Collateral Agent on behalf of the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Market Price per share of the Kaiser Common Shares (or the same fraction of the Market Price of a whole interest in the other securities or property) on the Business Day next preceding the Exchange Date. The Collateral Agent shall obtain the funds for payment of such fractional interests by, at the direction of the Company, (i) the sale of Kaiser Common Shares held by it, to the extent that after

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such sale the number of whole Kaiser Common Shares remaining on deposit with the
Collateral Agent shall be sufficient to allow the exchange of all outstanding Exchangeable Securities for whole Kaiser Common Shares on the basis of the then applicable Exchange Rate, (ii) the sale of whole interests in other securities or property held by it and included in the Exchange Property or (iii) sufficient cash contributions from the Company. The Company agrees to furnish any additional moneys required to permit such payment, and shall have the right to prompt reimbursement thereof by the Collateral Agent upon request therefor out of any cash included in the Exchange Property.

          Section 17.04 Adjustment of Exchange Rate. The Exchange Rate shall be subject to adjustment as follows:

          (a) In the event (i) Kaiser shall pay a dividend or make a distribution with respect to Kaiser Common Stock in shares of Kaiser Common Stock, (ii) Kaiser shall subdivide or split the outstanding shares of Kaiser Common Stock into a greater number of shares of Kaiser Common Stock or (iii) Kaiser shall combine the outstanding shares of Kaiser Common Stock into a smaller number of shares of Kaiser Common Stock, the Exchange Rate in effect immediately prior thereto shall be proportionately adjusted pursuant to this
Section 17.04 so that the Holder of any Exchangeable Securities thereafter surrendered for exchange shall be entitled (subject to Section 17.10 hereof) to receive the number of Kaiser Common Shares which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Exchangeable Securities been exchanged immediately prior to the record date (or, if there is no record date, the effective date) of such event. Such adjustments shall be made whenever any of the events listed above shall occur and shall become effective as of immediately after the close of business on the record date (in the case of a stock dividend) or the effective date (in the case of a subdivision, split or combination). Any Holder surrendering any Exchangeable Securities for exchange after such record date or such effective date, as the case may be, shall be entitled to receive Kaiser Common Shares at the Exchange Rate as so adjusted pursuant to this Section 17.04, in addition to any other Exchange Property apportioned thereto.

          (b) In the event that, pursuant to Section 17.09, Kaiser Common Shares otherwise deliverable upon exchange of the Exchangeable Securities of any series are tendered or exchanged and not withdrawn as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to a tender or exchange offer (as it shall have been amended) for shares of Kaiser Common Stock, the Exchange Rate in effect immediately prior to the Expiration Time shall be adjusted by multiplying such Exchange Rate by a fraction, the numerator of which shall be the total number of Kaiser Common Shares then deliverable upon exchange of all outstanding Exchangeable Securities of such series less the number of Kaiser Common Shares sold or exchanged in such tender

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

or exchange offer, and the denominator of which shall be the total number of Kaiser Common Shares then deliverable upon exchange of all outstanding Exchangeable Securities of such series (including any Kaiser Common Shares sold or exchanged in such tender or exchange offer). Such adjustments shall be made whenever the above shall occur and shall become effective as of immediately prior to the opening of business on the day following the Expiration Time. Any Holder surrendering any Exchangeable Securities of such series for exchange after the opening of business on the day following the Expiration Time shall be entitled (subject to Section 17.10 hereof) to receive Kaiser Common Shares at the Exchange Rate as so adjusted pursuant to this Section 17.04, in addition to any other Exchange Property apportioned thereto.

          (c) Notwithstanding the foregoing provisions, no adjustment in the Exchange Rate shall be required unless such adjustment would require an increase or decrease in such Exchange Rate of more than 1%; provided, however, that any adjustments which by reason of this subparagraph (c) are not made shall be carried forward and taken into account in any subsequent adjustment.

          (d) All calculations under this Section 17.04 shall be made to the nearest one-ten-thousandth (.0001) of a share.

          (e) Whenever the Exchange Rate is adjusted as provided herein, the Company shall determine the adjusted Exchange Rate in accordance with this
Section 17.04 and shall prepare a certificate setting forth such adjusted Exchange Rate and any other Exchange Property apportioned to the Kaiser Common Shares and showing in detail the facts upon which such adjustments are based, and such certificate shall forthwith be filed with the Trustee and the Collateral Agent. A notice stating that the Exchange Rate has been adjusted and setting forth the adjusted Exchange Rate and any other Exchange Property apportioned to the Kaiser Common Shares shall, as soon as practicable, be mailed (in the manner provided in Section 16.03) by or on behalf of the Company to the Holders of Exchangeable Securities at their last addresses as they shall appear upon the Security Register maintained pursuant to Section 3.05(a) of this Indenture.

          Section 17.05 Pledge Agreement; Company Instructions Concerning Exchange Property. (a) The Company, simultaneously with or prior to the first issuance of Exchangeable Securities of any series, shall enter into a pledge agreement substantially in the form attached as Exhibit C hereto (such pledge agreement, as it may be amended, amended and restated, supplemented or otherwise modified from time to time being herein called the "Pledge Agreement") with the Trustee, as collateral agent (the "Collateral Agent"), pursuant to which the Company shall deposit with the Collateral Agent a number of shares of Kaiser Common Stock equal to the aggregate number of shares of Kaiser Common Stock for which such Exchangeable Securities will be exchangeable

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

at the Exchange Rate in effect on the date of issuance of such Exchangeable Securities (assuming no exercise by the Company of the Cash Payment Election), which initially shall constitute the Exchange Property, and granting the Collateral Agent a first priority security interest therein for the ratable benefit of the Holders of such Exchangeable Securities. Subsequent to the first issuance of Exchangeable Securities of any series, no additional Exchangeable Securities of such series may be issued unless, simultaneously with or immediately prior to the issuance of such additional Exchangeable Securities, there is on deposit with the Collateral Agent pursuant to the Pledge Agreement a number of Kaiser Common Shares, and an amount of any other Exchange Property, equal to the aggregate number of Kaiser Common Shares, and the aggregate amount of any other Exchange Property, for which the outstanding Exchangeable Securities of such series (after giving effect to the issuance of such additional Exchangeable Securities) would be exchangeable on the date of issuance of such additional Exchangeable Securities (assuming no exercise by the Company of the Cash Payment Election).

          (b) In case there shall be, at any time while any Exchangeable Securities are outstanding, a dividend or distribution of securities or other property (other than (i) cash, (ii) dividends, subdivisions and combinations for which an adjustment in the Exchange Rate is made pursuant to Section 17.04(a),
(iii) securities or other property received in a transaction to which Section
17.08 hereof applies, and (iv) subscription rights, options, warrants or other similar rights to which subparagraph (c) of this Section 17.05 applies) on Exchange Property, including the receipt of securities or other non-cash proceeds of the sale of any Exchange Property pursuant to a tender or exchange offer as permitted by Section 17.09, the Company, within five Business Days after the date of such dividend or distribution, may, at its option, instruct the Collateral Agent to sell any or all securities and other property so received by way of such dividend or distribution in an arm's length transaction to a Person that is not an Affiliate of the Company for cash in such manner as the Company may instruct in writing; provided, however, that if the Company has at the same time received securities or other property as a dividend or distribution on similar securities or other property that is not Exchange Property, such sale shall be in proportion to, and on the same terms as, such securities or other property received by the Company as a dividend or distribution on similar securities or other property that is not Exchange Property are sold for cash by the Company in an arm's length transaction to a Person that is not an Affiliate of the Company. Such instructions shall be accompanied by an Officers' Certificate specifying the amount of securities and other property to be sold, and the amount and terms of sale by the Company of such securities and other property that is not Exchange Property. In the absence of such instructions, or if the Company has at the same time received securities or other property as a dividend or distribution on similar securities or other property that is not Exchange

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

Property and the Company is not selling such securities or property that is not Exchange Property as aforesaid, the Collateral Agent shall retain and hold such securities and other property received by it in respect of Exchange Property, and such securities or other property retained and held, together with the proceeds of any such sale pursuant to the preceding sentence, shall be additional Exchange Property for apportionment equally among the Kaiser Common Shares and other Exchange Property for which Exchangeable Securities are exchangeable as of immediately after the close of business on the record date for the dividend or distribution to which this Section 17.05(b) applies, or, if there is no such record date, the effective date of such dividend or distribution (or, in the case of the receipt of securities or other property as proceeds of the sale of any Exchange Property pursuant to a tender or exchange offer as permitted by Section 17.09, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer).

          (c) In case there shall be, at any time while any Exchangeable Securities are outstanding, a dividend or distribution of any subscription rights, options, warrants or other similar rights with respect to any Exchange Property, including the receipt of subscription rights, options, warrants or other similar rights as proceeds of the sale of any Exchange Property pursuant to a tender or exchange offer as permitted by Section 17.09, the Company shall, after the date of such dividend or distribution (or, in the case of the receipt of subscription rights, options, warrants or other similar rights as proceeds of the sale of any Exchange Property pursuant to a tender or exchange offer as permitted by Section 17.09, after the Expiration Time for such tender or exchange offer) either:

               (1) instruct the Collateral Agent to sell any rights so distributed in an arm's length transaction to a Person that is not an Affiliate of the Company for cash in such manner as the Company may instruct in writing;

               (2) instruct the Collateral Agent to retain and hold such rights; provided, however, that such rights shall not be allowed to expire unexercised so long as they are in the money and if otherwise feasible;

               (3) to the extent there is sufficient cash among the Exchange Property or to the extent the Company causes the sale of Exchange Property (other than Kaiser Common Shares) to provide sufficient cash among the Exchange Property, instruct the Collateral Agent in writing to exercise any rights so distributed (with such amount of cash, if any, resulting from such sale and not necessary to exercise such rights being held as Exchange Property for apportionment equally among the Kaiser Common Shares and other Exchange Property) and to thereafter either (i) retain and hold any securities and other property received upon exercise of such rights, (ii) cause the sale of some or all of such securities or other property received upon exercise of such rights in an arm's length transaction to a Person which is not an Affiliate of the Company or (iii) cause the pro rata distribution of such securities or other property received upon exercise of such rights to Holders of Exchangeable Securities; or

               (4) instruct the Collateral Agent to cause such rights to be distributed pro rata to the Holders of record of Exchangeable Securities on the Security Register as of immediately after the close of business on the record date (and if there is no record date, the close of business on the effective date) for such dividend or distribution (or, in the case of the receipt of subscription rights, options, warrants or other similar rights as proceeds of the sale of any Exchange Property pursuant to a tender or exchange offer as permitted by Section 17.09, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer).

In the event option (1), (2) or (3) above is chosen, the proceeds of any such sale and any such securities or other property retained and held shall be additional Exchange Property for apportionment equally among other Exchange Property for which Exchangeable Securities are exchangeable as of immediately after the close of business on the record date for the dividend or distribution to which this Section 17.05(c) applies, or, if there is no such record date, the effective date of such dividend or distribution (or, in the case of the receipt of subscription rights, options, warrants or other similar rights as proceeds of the sale of any Exchange Property pursuant to a tender or exchange offer as permitted by Section 17.09, as of immediately prior to the opening of business on the day following the Expiration Time for such tender or exchange offer). Notwithstanding the foregoing, if (after giving effect to any dividend or distribution referred to in this Section 17.05(c)) the Company owns other such subscription rights, options, warrants or similar rights which are not Exchange Property, and if there is sufficient cash among the Exchange Property to exercise such subscription rights, options, warrants or similar rights included in the Exchange Property, any sale or exercise of subscription rights, options, warrants or similar rights (or sale of any securities and other property received upon exercise of such rights) caused by the Company pursuant to clause
(1) or clause (3) of this Section 17.05(c) may be caused by the Company only pro rata in the same proportion as the Company so acts (and, in the case of a sale, on the same terms as the Company sells in an arm's-length transaction to a Person that is not an Affiliate of the Company) with respect to the subscription rights, options, warrants or similar rights or securities or other property received upon exercise of such rights, as the case may be, owned by the Company which are not Exchange Property. Any instructions given pursuant to this
Section 17.05(c) shall be accompanied by an Officers' Certificate specifying the amount of securities and other property to be sold, exercised or distributed, as the case may be, and the amount and terms of sale or exercise by the Company of such securities and other property that is not Exchange Property.

          (d) In case there shall be an Extraordinary Cash Distribution (other than a transaction to which Section 17.08 hereof applies) such dividend or distribution shall be held as Exchange Property for apportionment equally among the Kaiser Common Shares and other Exchange Property for which Exchangeable Securities are exchangeable as of immediately after the close of business on the record date for such dividend or distribution to which this Section 17.05(d) applies or, if there is no record date, the effective date of such dividend or distribution.

          (e) The amount of dividends or other distributions allocable to Exchange Property (or the amount of proceeds resulting from any sale or exchange of Exchange Property) pursuant to this Article Seventeen shall be determined without regard to any tax obligations of the Company or the Collateral Agent. Upon any dividend or distribution or other transaction with respect to Exchange Property which is taxable or treated as being taxable to the Company or the Collateral Agent, the Company shall pay, or shall deposit with the Collateral Agent sufficient additional cash and shall cause the Collateral Agent to pay, the taxes of the Company and/or the Collateral Agent arising from such dividend, distribution or other transaction. In no event will Exchange Property or a distribution or dividend allocable thereto or proceeds of any sale thereof be used to satisfy any tax obligations of the Company or the Collateral Agent arising from any such dividend, distribution or other transaction.

          Section 17.06 Provisions Relating to Collateral. (a) The Collateral under the Pledge Agreement shall secure the Obligations and shall consist of the following, other than such of the following as is released from the Lien of the Pledge Agreement pursuant to Sections 17.06(b) through 17.06(g):

               (1) the Kaiser Common Shares deposited with the Collateral Agent in accordance with the requirements of Section 17.05(a);

               (2) all other Exchange Property for which the Exchangeable Securities may at any time or from time to time be exchangeable pursuant to the terms of this Indenture; and

               (3) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

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

          (b) Unless an Event of Default has occurred and is continuing, the Company shall be entitled to receive (or to receive from the Collateral Agent, if theretofore delivered to the Collateral Agent) and retain, free of the Lien of the Pledge Agreement, (1) all cash dividends and cash distributions paid on the Kaiser Common Shares or other securities included in the Collateral, other than Extraordinary Cash Distributions, (2) all interest payments on any debt securities or other property included in the Collateral and (3) any net income or gain on any investment of cash made by the Collateral Agent pursuant to the Pledge Agreement (such amounts in clauses (1)-(3), collectively, "Excluded Items"). During the continuance of an Event of Default, all rights of the Company to receive and retain Excluded Items shall cease, and the Collateral Agent shall thereupon have the sole right to receive any Excluded Items during the continuance of such Event of Default; provided, however, that no Excluded Items shall become part of the Exchange Property. All Excluded Items retained by the Collateral Agent shall be deposited in a collateral default account established by the Collateral Agent for such purpose. At such time, if any, as all Events of Default shall have been cured or waived and no Event of Default shall be continuing, the right of the Company to receive and retain any and all Excluded Items shall be reinstated, and the Collateral Agent shall deliver to the Company all Excluded Items held by it, upon delivery by the Company of an Officers' Certificate stating that no Event of Default has occurred and is continuing.

          (c) Any Collateral which constitutes Exchange Property that is delivered by the Collateral Agent in exchange for Exchangeable Securities surrendered for exchange shall, upon such delivery, be released from the Lien of the Pledge Agreement.

          (d) The Collateral Agent shall release Collateral to the Company if the Company has exercised the Cash Payment Election with respect to any Exchangeable Security surrendered for exchange. In these circumstances, the Company shall be entitled to receive, out of the Collateral and free of the Lien of the Pledge Agreement, such Exchange Property as would have been delivered in exchange for such Exchangeable Security upon the exchange thereof had the Company not exercised the Cash Payment Election, less the amount of Exchange Property actually delivered to such Holder upon such exchange.

          (e) The Collateral Agent shall release Collateral to the Company if the Company has redeemed any Exchangeable Security or purchased any Exchangeable Security pursuant to any change of control put applicable to the Exchangeable Securities. In these circumstances, the Company shall be entitled to receive, out of the Collateral and free of the Lien of the Pledge Agreement, such Exchange Property as would have been deliverable upon the exchange of the Exchangeable Securities redeemed or purchased by the Company pursuant to any change of control put applicable to Exchangeable Securities.

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

          (f) In the case of the release of Collateral pursuant to Section 17.06(d) or 17.06(e) of this Indenture, the Collateral Agent shall promptly deliver the requested Collateral upon receipt of (i) a written request from the Company therefor, (ii) an Officers' Certificate stating that the release of the requested Collateral is permitted by the provisions of Section 17.06(d) or 17.06(e), as the case may be, (iii) any instructions reasonably requested by the Collateral Agent in connection with the delivery of Collateral to the Company and (iv) any Exchangeable Securities that have been redeemed or purchased by the Company pursuant to any change in control put and not theretofore delivered to the Trustee for cancellation. The Collateral Agent shall deliver to the Trustee for cancellation all Exchangeable Securities received by it pursuant to clause
(iv) of the preceding sentence.

          (g) Unless an Event of Default shall have occurred and is continuing, the Company shall be entitled at any time and from time to time, out of the Collateral, to such property as shall be in excess of the Exchange Property which would be required for the exchange of all Exchangeable Securities then outstanding for Exchange Property on the basis of the terms and provisions of this Indenture (assuming no exercise by the Company of the Cash Payment Election), and such excess shall, upon delivery of the Officers' Certificate described in the following sentence, be released to the Company, free of the Lien of the Pledge Agreement, upon demand. Upon demanding any release of Collateral pursuant to this Section 17.06(g), the Company shall, (1) deliver to the Collateral Agent and the Trustee an Officers' Certificate that shall (A) identify the principal amount of Exchangeable Securities then outstanding and the Exchange Property required for delivery to the Holders thereof upon exchange, (B) state that the release of such Collateral as so requested is permitted by the provisions of this Section 17.06(g), and (C) state that the Collateral to be released would not be deliverable upon exchange of all Exchangeable Securities then outstanding (assuming no exercise by the Company of the Cash Payment Election) and (2) provide any instructions reasonably requested by the Collateral Agent or the Trustee in connection with the requested release of Collateral. Upon receipt of such Officers' Certificate from the Company, the Collateral Agent shall, as promptly as possible, release to the Company the Collateral requested to be released as specified in such Officers' Certificate.

          (h) Unless otherwise exempted therefrom by order of the Commission, the Company shall comply with (i) Section 314(b) of the Trust Indenture Act relating to Opinions of Counsel regarding the Lien of the Pledge Agreement and
(ii) Section 314(c) and 314(d) of the Trust Indenture Act, relating to the release of Collateral from the Lien of the Pledge Agreement, Officers' Certificates or other documents regarding fair value of the Collateral to be released from the Lien of the Pledge Agreement, and Officers' Certificates and Opinions of Counsel relating to the satisfaction of conditions precedent to the

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

release of Collateral from the Lien of the Pledge Agreement, to the extent any of the foregoing provisions are applicable. Any certificate or opinion required by Section 314(d) of the Trust Indenture Act may be executed and delivered by an Officer of the Company to the extent permitted by Section 314(d) of the Trust Indenture Act.

          Section 17.07 Company To Give Notice of Certain Events. If at any time:

          (a) Kaiser or any other issuer of Exchange Property shall declare a dividend or any other distribution (other than a cash dividend or other cash distribution that is not an Extraordinary Cash Distribution) on Kaiser Common Shares or other Exchange Property that constitutes capital stock;

          (b) Kaiser or any other issuer of Exchange Property shall authorize the granting of subscription rights, options, warrants or other similar rights to holders of Kaiser Common Shares or other Exchange Property, as the case may be;

          (c) there shall occur any reclassification of Kaiser Common Stock (other than a subdivision or combination of outstanding shares of Kaiser Common Stock), or any recapitalization or restructuring of Kaiser which affects Exchange Property, or any consolidation or merger to which Kaiser is a party and for which approval of any stockholders of Kaiser is required, or the sale or transfer of all or substantially all of the assets of Kaiser; or

          (d) there shall occur the voluntary or involuntary dissolution, liquidation or winding up of Kaiser;

then the Company shall as promptly as practicable cause to be filed at each office or agency maintained pursuant to this Indenture, and cause to be mailed to the Holders of Exchangeable Securities at their last addresses as they shall appear upon the Security Register, a notice stating (i) the date, if known by the Company, on which a record is to be taken for the purpose of such dividend, distribution or grant of rights, or, if a record is not to be taken, the date as of which the holders of Kaiser Common Stock or other Exchange Property of record to be entitled to such dividend or distribution or grant of rights are to be determined, or (ii) the date, if known by the Company, on which such reclassification, recapitalization, restructuring, merger, consolidation, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Kaiser Common Stock of record shall be entitled to exchange their shares of Kaiser Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

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

          Section 17.08 Merger of Kaiser. (a) In case of any consolidation or merger of Kaiser with or into any other Person, or a binding share exchange, which results in Kaiser Common Shares, as constituted prior to the consummation of such transaction, being converted into other securities and/or property (including cash), or in case of any sale or transfer of all or substantially all of the assets of Kaiser (if, in connection with such sale or transfer, holders of Kaiser Common Shares receive other securities and/or property, including cash, in exchange for their Kaiser Common Shares), the Company shall execute and deliver to the Trustee a supplemental indenture satisfactory in form to the Trustee, and to the Collateral Agent a supplement to the Pledge Agreement satisfactory in form to the Collateral Agent, each providing that the Holder of each Exchangeable Security then outstanding shall have the right thereafter (subject to Section 17.10 hereof) to exchange such Exchangeable Security (i) for the kind and amount of securities and other property receivable upon such consolidation, merger, binding share exchange, sale or transfer by a holder of the number of Kaiser Common Shares for which such Exchangeable Security was exchangeable immediately prior to such consolidation, merger, binding share exchange, sale or transfer, had such holder of Kaiser Common Shares failed to exercise any rights of election as to the kind or amount of securities or other property receivable upon such consolidation, merger, binding share exchange, sale or transfer, and (ii) such other Exchange Property for which such Exchangeable Security was exchangeable immediately prior to such consolidation, merger, binding share exchange, sale or transfer. Such supplemental indenture and supplement to the Pledge Agreement shall provide for adjustments, and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments, and rights to receive and retain dividends or their equivalents, provided for in this Article Seventeen and in the Pledge Agreement. The above provisions of this Section 17.08 shall similarly apply to any successive consolidation, merger, binding share exchange, sale or transfer.

          (b) Notice of such supplemental indenture shall be filed with the Collateral Agent and mailed (in the manner provided in Section 16.03) by or on behalf of the Company as promptly as practicable to the Holders of Exchangeable Securities at their last addresses as they shall appear on the Security Register.

          (c) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by the Holders of Exchangeable Securities upon the exchange of their Exchangeable Securities as herein provided after any such consolidation, merger, binding share exchange, sale or transfer or to any adjustment to be made with respect thereto.

          Section 17.09 Certain Tender of Exchange Offers for Exchange Property. (a) In the event of a tender offer or exchange offer for any class of securities included within the Exchange Property (an "Offer"), (i) if the Company owns securities of such class which are not Exchange Property, the Company will cause the Collateral Agent to tender such securities of such class in the same proportion that the Company tenders its securities of such class which are not Exchange Property, and (ii) if the only securities of such class which the Company owns are Exchange Property, the Company may, at its option, elect to cause the Collateral Agent to tender all or any portion or none of such securities of such class, provided, however, that the Company may not cause the Collateral Agent to tender any securities of any class into any Offer if (i) to the knowledge of the Company, during the six months prior to such tender, the Company and its Affiliates have sold to the offeror (or any Affiliate of the offeror) in such Offer an aggregate amount of securities of such class, in any one transaction or series of related transactions, which equals or exceeds, (A) in the case of Kaiser Common Shares, 5,000,000 Kaiser Common Shares, as adjusted to reflect stock splits, combinations and recapitalizations, or, (B) in the case of other securities, 5% of the outstanding amount of securities of such class, and the consideration offered in such Offer is lower per share or other unit of securities of such class than the consideration per share or other unit of securities of such class received by the Company or any of its Affiliates for any sale (during the six months prior to such tender) of securities of such class to the offeror (or any of its Affiliates) in such Offer, (ii) the Market Value of the securities of such class that constitute Exchange Property at the time of such tender exceeds $10 million and (iii) a majority of the securities of such class held by Persons other than the Company or any Affiliate of the Company have not been tendered (and not withdrawn) pursuant to such Offer as of immediately prior to the Expiration Time. Notwithstanding any other provision of this Section 17.09(a), (i) in the case of a tender offer or exchange offer made by the Company or any Affiliate of the Company, the Company will not cause the Collateral Agent to tender any such securities included within the Exchange Property unless a majority of such securities that are held by Persons other than the Company or any Affiliate of the Company have been tendered and not withdrawn pursuant to such tender or exchange offer as of immediately prior to the Expiration Time, and (ii) the Collateral Agent shall not, prior to the close of business on the date one Business Day preceding the date of any tender by the Company (such preceding Business Day being hereinafter referred to as the "Suspension Date"), tender shares or other units, as the case may be, of Exchange Property required for exchange of Exchangeable Securities duly surrendered for exchange pursuant to this Article Seventeen.

          (b) Upon receipt by the Company of written notice setting forth that an Offer has commenced, it shall within three Business Days mail or cause to be mailed (in the manner provided

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

in Section 16.03) notice to Holders of the Exchangeable Securities of the existence of such an Offer, the right, if applicable, of the Company to cause the tender of Exchange Property in response to such Offer in accordance with this Section 17.09, the limitations contained in this Section 17.09 with respect to the right of the Holders of the Exchangeable Securities to exchange pursuant to this Article Seventeen after the Suspension Date, and the kind and amount of Exchange Property apportioned thereto to be received in exchange for an Exchangeable Security. Such notice shall not be required to contain any description of the applicable Offer other than the name of the tender offeror or its agent and such offeror's or agent's address where information concerning such Offer may be obtained. If the Company shall deliver a Notice of Tender (as defined in subparagraph (c) below) or a Notice of Withdrawal (as defined in the subparagraph (d) below), it shall cause notice of the same to be published promptly, at least once on each of two different Business Days in a newspaper of national circulation or, in lieu of such publication, shall mail or cause to be mailed to each Holder of Exchangeable Securities a copy of such Notice of Tender or Notice of Withdrawal.

          (c) The Company may cause the Collateral Agent to tender Exchange Property pursuant to subparagraph (a) above by delivering to the Collateral Agent an Officers' Certificate instructing the Collateral Agent to tender the applicable Exchange Property and stating that such tender is in accordance with the terms and conditions of this Indenture (a "Notice of Tender"), together with such evidence of authority and other documentation as may be required by the terms of the Offer to enable the Collateral Agent to tender the Exchange Property as required on behalf of the Company.

          (d) The Company may instruct the Collateral Agent by notice contained in an Officers' Certificate after the Collateral Agent has tendered Exchange Property pursuant to subparagraph (a) above to withdraw Exchange Property tendered (a "Notice of Withdrawal") and upon receipt thereof the Collateral Agent shall, if permitted by the terms of the Offer or applicable law, withdraw the Exchange Property so tendered; provided, however, that if the Company owns securities of the class subject to the Offer that are not Exchange Property, then tendered Exchange Property may be withdrawn pursuant to the provisions of this subparagraph (d) only at the same time and in the same proportion as the Company withdraws such securities owned by the Company that are not Exchange Property.

          (e) The proceeds of the sale of any Exchange Property pursuant to any such tender or exchange offer will be held by the Collateral Agent as Exchange Property for apportionment equally among the other Exchange Property, except that the Company shall be entitled to any interest earned or dividends paid thereon as and to the extent provided in the Pledge Agreement. In the event that for any reason all or any of the Exchange Property tendered by the Collateral Agent is not purchased or exchanged pursuant to the Offer, such remaining Exchange Property shall be redeposited with the Collateral Agent and held pursuant to the Pledge Agreement and this Article Seventeen.

          (f) If, as a result of any Offer, all Kaiser Common Shares then constituting Exchange Property shall have been sold or exchanged pursuant to such Offer, the Company shall execute and deliver to the Trustee a supplemental indenture satisfactory in form to the Trustee, and to the Collateral Agent a supplement to the Pledge Agreement satisfactory in form to the Collateral Agent, each providing that the Holder of each Exchangeable Security then outstanding shall have the right thereafter (subject to Section 17.10 hereof) to exchange such Exchangeable Security (i) for the kind and amount of securities and other property receivable upon such tender or exchange by a holder of the number of Kaiser Common Shares for which such Exchangeable Security was exchangeable immediately prior to the Expiration Time of such Offer, and (ii) such other Exchange Property for which such Exchangeable Security was exchangeable immediately prior to the Expiration Time of such Offer. Such supplemental indenture and supplement to the Pledge Agreement shall provide for adjustments, and rights to receive and retain dividends or their equivalents, which shall be as nearly equivalent as may be practicable to the adjustments, and rights to receive and retain dividends or their equivalents, provided for in this Article Seventeen and in the Pledge Agreement. Notice of such supplemental indenture shall as soon as practicable be filed with the Collateral Agent and mailed (in the manner provided in Section 16.03) by or on behalf of the Company to the Holders of Exchangeable Securities at their last addresses as they shall appear on the Security Register. The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property or cash receivable by the Exchangeable Security Holders upon the exchange of their Exchangeable Securities as herein provided after any such tender or exchange or to any adjustment to be made with respect thereto.

          (g) After the close of business on a Suspension Date with respect to an Offer as to which the Company has not withdrawn its Notice of Tender, the Collateral Agent shall not accept any Exchangeable Securities for exchange and the exchange privilege shall be suspended until such time as any proceeds pursuant to such Offer have been deposited with the Collateral Agent and any Exchange Property tendered by the Collateral Agent that is not purchased or exchanged pursuant to such Offer has been redeposited (the "Completion Time"). In the event that any Exchangeable Security is surrendered for exchange during such time as the exchange privilege is suspended pursuant to this Section 17.09, the Collateral Agent shall not accept such Exchangeable Security for exchange and shall not effect the exchange of such Exchangeable Security and shall so notify the

Holder surrendering such Exchangeable Security and shall notify (using a form of notice supplied by the Company) such Holder of the further provisions of this subparagraph (g). The Holder of such Exchangeable Security may direct in writing, and the Collateral Agent shall comply with such written direction received by it, that the Collateral Agent either (i) return such Exchangeable Security and cancel the election to exchange such Exchangeable Security provided that such direction is received by the Collateral Agent not later than the Business Day preceding the Reinstatement Date (as defined below), or (ii) retain the Exchangeable Security for exchange at such time and on such date (the "Reinstatement Date" and, with respect to such exchange, the Exchange Date) as of which the Company shall, in an Officers' Certificate (to be furnished as soon as practicable after the Completion Time), state that such suspension of the exchange privilege has ceased and the exchange privilege has been reinstated, provided that the exchange is otherwise permitted at that time.

          (h) The above provisions of this Section 17.09 shall similarly apply to any successive tender or exchange offer.

          Section 17.10 Cash Payment Election. (a) Notwithstanding any other provisions in this Indenture or in the Pledge Agreement, in lieu of delivering certificates representing Kaiser Common Shares or other Marketable Securities included in the Exchange Property in exchange for Exchangeable Securities surrendered in accordance with Section 17.02, the Company may elect to exercise the Cash Payment Election as provided in this Section 17.10; provided, however, that the Company may not elect to deliver cash pursuant to this Section 17.10 in lieu of Exchange Property which does not consist of Kaiser Common Shares or other Marketable Securities. To the extent that the Company shall have notified the Collateral Agent pursuant to Section 17.02 that it will pay cash in lieu of Kaiser Common Shares or other Marketable Securities in respect of any exchange, the Company shall deliver or shall cause the Collateral Agent to deliver, no later than the seventh Business Day following the Exchange Date (subject to subparagraph (c) of Section 17.02), to the Holder surrendering such Exchangeable Securities an amount in cash equal to the Market Value of the Kaiser Common Shares or other Marketable Securities as to which the Cash Payment Election has been exercised (determined as of the Exchange Date), plus any other Exchange Property theretofore apportioned to such Kaiser Common Shares or other Marketable Securities in accordance with Section 17.05 or Section 17.09. Prior to so directing the Collateral Agent to make any such cash payment, the Company shall deposit with the Collateral Agent the cash so payable in clearing house or immediately available funds. After making such cash payment, the Company shall be entitled to receive the Exchange Property as to which cash was so paid, as provided in Section 17.06(d).

          (b) As used in this Article Seventeen, "Market Value" of any Marketable Securities (including Kaiser Common Shares) as of any date means the product of (i) the Market Price of such Marketable Securities as of such date and (ii) the number of shares or other units of such Marketable Securities. "Market Price" as of any date means, (i) in the case of Kaiser Common Shares or other Marketable Securities, the average closing market price per share or other unit (or average closing bid and asked prices, if closing prices are not available) as reported by the primary national securities exchange on which such security is listed (or, if such security is not listed on a national securities exchange, as reported by Nasdaq) for the five consecutive trading days immediately preceding such date (or if such date is not a Business Day, the Business Day next preceding such date); provided, however, that, if any adjustment of the Exchange Rate pursuant to Section 17.04(a) hereof is effective as of any date during the period beginning on the first day of such five consecutive trading days and ending on such date, the Market Price as determined pursuant to the foregoing shall be adjusted, to the extent appropriate, to reflect the event giving rise to such adjustment, or (ii) in the case of Exchange Property other than Marketable Securities, the market value per unit of such property on such date as determined by an investment banking firm selected by the Collateral Agent. As used in this Article Seventeen, "Marketable Securities" means any security listed on the New York Stock Exchange or the American Stock Exchange or for which quotations are reported on Nasdaq.

          Section 17.11 Obligations of Trustee and Collateral Agent. Subject to the provisions of Section 6.01, neither the Trustee nor the Collateral Agent shall at any time be under any duty or responsibility to any Holder of Exchangeable Securities to determine whether any facts exist which may require any adjustment of the Exchange Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture required to be employed, in making the same. Neither the Trustee nor the Collateral Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Exchange Property which may at any time be issued or delivered upon the exchange of any Exchangeable Security or the market conditions existing at the time of sale of any Exchange Property; and neither the Trustee nor the Collateral Agent makes any representation with respect thereto. Neither the Trustee nor the Collateral Agent shall be responsible for any failure of the Company to transfer or deliver any Exchange Property or certificates or other evidence thereof to the Collateral Agent as provided herein or in any supplemental indenture or in the Pledge Agreement or, subject to the provisions of Section 6.01 and the obligations assumed under the Pledge Agreement, to comply with any of the covenants of the Company contained in this Article Seventeen.

          Section 17.12 Limitation on Liens on Exchange Property. The Company covenants with respect to any Kaiser Common Shares and any other Exchange Property apportioned thereto with respect to which it has granted a Lien pursuant to the Pledge Agreement, that it will not, and will not permit any Subsidiary to, directly or indirectly, create, incur, assume or permit to exist, will defend such Kaiser Common Shares and any cash and other Exchange Property apportioned thereto against, and will take such action as is necessary to remove, any Lien or claim on or in respect of such Kaiser Common Shares and any other Exchange Property apportioned thereto, except (i) the Liens created by the Pledge Agreement, (ii) Liens for taxes, assessments or other governmental charges or levies not yet due or payable under law or being contested in good faith by appropriate proceedings, (iii) Liens arising by operation of law in the ordinary course of business and with respect to amounts not overdue for a period of more than 90 days or being contested in good faith by appropriate proceedings and (iv) judgment Liens and other similar Liens arising in connection with court proceedings; provided, however, that the execution or other enforcement thereof is effectively stayed within 90 days following entry of judgment and the claims secured thereby are being actively contested in good faith and by appropriate proceedings.

          Section 17.13 Transfer Taxes. The Company will pay any and all documentation, stamp, transfer or similar taxes that may be payable in respect of the transfer and delivery of Kaiser Common Shares (or other securities included in the Exchange Property) pursuant hereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the delivery, upon an exchange of Exchangeable Securities, of Kaiser Common Shares (or other securities included in the Exchange Property) in a name other than that in which the Exchangeable Securities so exchanged were registered, and no such transfer shall be made unless and until the Person requesting such transfer has paid to the Company or the Collateral Agent the amount of any such tax, or has established to the satisfaction of the Company and the Collateral Agent that such tax has been paid; and provided, further, that the Company shall not be obligated to pay any withholding taxes payable by Holders of Exchangeable Securities due to the exchange of any Exchangeable Securities.

          Section 17.14 Cancellation of Exchangeable Securities. All Exchangeable Securities delivered for exchange shall be delivered by the Collateral Agent to the Trustee and be cancelled by the Trustee.

          Section 17.15 Registration of Kaiser Common Stock and Other Securities Held as Exchange Property. (a) The Company hereby covenants that at any time that a Holder of Exchangeable Securities exchanges such Exchangeable Securities for certificates representing Kaiser Common Shares and an effective registration statement of Kaiser filed with the Commission (or related qualification under applicable state blue sky or securities laws) would be required in order for the Collateral Agent to deliver such Kaiser Common Shares in the United States to a U.S. Person, the Company will ensure that an effective registration statement of Kaiser is on file with the Commission covering the delivery of such Kaiser Common Shares and any qualification under state blue sky or securities laws required for such delivery is maintained.

          (b) If, pursuant to the transactions described in Sections 17.05,
17.08 and 17.09 hereof, Exchange Property includes securities which, in the opinion of counsel for the Company, may not be delivered in exchange for Exchangeable Securities without registration under the Securities Act, the Company shall use its best efforts to cause such securities to be so registered as promptly as practicable, except that, in the absence of such registration, the Company may, at its option, sell such securities in a transaction on arm's-length terms to a Person that is not an Affiliate of the Company and deliver cash in lieu of such securities in the manner provided in Section 17.10 hereof in lieu of such registration; provided, however, that the Company shall not sell any securities of Kaiser or any of its subsidiaries pursuant to this sentence without the consent of the Holders of not less than a majority in principal amount of the Outstanding Exchangeable Securities.

                     [Signatures appear on subsequent page]

   IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              MAXXAM INC.


                              By:________________________
                                 Title:

Attest:


______________________
Title:

SEAL
                              ________________________, as
                              Trustee



                              By:________________________
                                 Title:


Attest:


______________________
Title:

SEAL

STATE OF       )
               :  ss.:
COUNTY OF      )

     On the ___ day of ___________, 199 , before me personally came _________________, to me known, who, being by me duly sworn, did depose and say that he resides at _________________________; that he is ____________ of MAXXAM
Inc., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                         ______________________
                                         Notary Public


SEAL

STATE OF       )
               :  ss.:
COUNTY OF      )

     On the ____ day of ___________, 199 , before me personally came _______________, to me known, who, being by me duly sworn, did depose and say that he resides at ________________________; that he is _____________ of
__________________, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                         ______________________
                                         Notary Public


SEAL

                                                                       EXHIBIT A


                      [FORM OF CERTIFICATE TO BE GIVEN BY
                   PERSON ENTITLED TO RECEIVE BEARER SECURITY
                     OR INTEREST PRIOR TO AN EXCHANGE DATE]

                                  CERTIFICATE

                                ________________

                    [Insert title or sufficient description
                      of Debt Securities to be delivered]

          This is to certify that as of the date hereof and except as set forth below _______ principal amount of the above captioned Exchangeable Securities held by you for our account (i) is owned by person(s) that are not U.S. person(s) (as defined below), (ii) is owned by U.S. person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or (b) U.S. person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or
(C) of the United States Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulations), and in addition if the owner of the Debt Securities is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Debt Securities for the purpose of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

          We undertake to advise you promptly by tested telex or electronic transmission on or prior to the date on which you intend to submit your certification relating to the beneficial interest in the temporary global Security held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certificate excepts and does not relate to _____________ principal amount of Debt Securities held by you for our account as to which we are not able to provide a certificate in this form. We understand that exchange of such portion of the temporary global Note for definitive Bearer Securities or interests in a permanent global Note cannot be made until we are able to provide a certificate in this form.

          We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

          "U.S. person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia), and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Dated: ______________, 19__

[To be dated no earlier than the
10th day before the Exchange Date]

                                                    By:_______________________
                                                       As, or as agent for, the
                                                       beneficial owner(s) of
                                                       the portion of the
                                                       temporary global Note
                                                       to which this
                                                       certificate relates.

                                                                       EXHIBIT B

               [FORM OF CERTIFICATE TO BE GIVEN BY EURO-CLEAR AND
                 CEDEL, S.A. IN CONNECTION WITH THE EXCHANGE OF
                     A PORTION OF A TEMPORARY GLOBAL NOTE]

                                  CERTIFICATE

                                 _____________

                    [Insert title or sufficient description
                      of Debt Securities to be delivered]

          The undersigned certifies that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organizations") to the effect set forth in the Indenture as of the date hereof, _________ principal amount of the above-captioned Debt Securities (i) is owned by person(s) that are not U.S. person(s) (as defined below), (ii) is owned by U.S. person(s) that are (a) foreign branches of United States financial institutions (as defined in Section 1.165-12(c)(1)(v) of the United States Treasury regulations) ("financial institutions") purchasing for their own account or for resale, or (b) U.S. person(s) who acquired the Debt Securities through foreign branches of United States financial institutions and who hold the Debt Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Company or the Company's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or
(C) of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder), or (iii) is owned by United States or foreign financial institution(s) for the purpose of resale during the restricted period (as defined in Section 1.163-5(c)(2)(i)(D)(7) of the United States Treasury regulation(s), and in addition United States or foreign financial institutions described in clause (iii) above (whether or not also described in clause (i) or (ii)) have certified that they have not acquired the Debt Securities for the purpose of resale directly or indirectly to a U.S. person or to a person within the United States or its possessions.

          We further certify (i) that we are not making available for exchange or collection of any interest any portion of the temporary Global Note excepted in such certifications and (ii) that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any portion of the part submitted herewith for exchange or collection of any interest are no longer true and cannot be relied upon as of the date hereof.

          We understand that this certificate is required in connection with certain tax laws and regulations of the United States. If administrative or legal proceedings are commenced or threatened in connection with which this certificate is or would be relevant, we irrevocably authorize you to produce this certificate or a copy thereof to any interested party in such proceedings.

          "U.S. person" means any citizen or resident of the United States, any corporation, partnership or other entity created or organized in or under the laws of the United States, or any estate or trust the income of which is subject to United States federal income taxation regardless of its source. "United States" means the United States of America (including the States and the District of Columbia), and its possessions which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

Dated:  _______________, 19


[To be dated no earlier than the
Exchange Date]

                                                      By:
                                                         ______________________
                                                         [_______________,
                                                          _________ OFFICE, as
                                                          Operator of the Euro-
                                                          Clear System] [CEDEL,
                                                          S.A.]

                                                                       EXHIBIT C


                                PLEDGE AGREEMENT


          THIS PLEDGE AGREEMENT (this "Agreement") is made and entered into as of ______________, 199 by MAXXAM Inc., a Delaware corporation (the "Company"), having its principal office at 5847 San Felipe, Suite 2600, Houston, Texas, in favor of State Street Bank and Trust Company having an office at Two International Place, Boston, Massachusetts 02110, as collateral agent (the "Collateral Agent") for the holders (the "Holders") of the Company's ___% Exchangeable Senior Secured Bonds due _____ (together with any bonds issued in replacement thereof or in exchange or substitution therefor, the "Exchangeable Securities"). Capitalized terms used and not defined herein shall have the meanings given to such terms in the Indenture referred to below.

                             W I T N E S S E T H :

          WHEREAS, the Company and State Street Bank and Trust Company, as trustee (the "Trustee"), have entered into that certain Indenture dated as of __________, 1996, as supplemented by the Supplemental Indenture dated as of
_____________, 199__ (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture"), pursuant to which the Company will issue the Exchangeable Securities; and

          WHEREAS, the terms of the Indenture require that the Company (i) pledge to the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders, and grant to the Collateral Agent for the benefit of the Trustee, the Collateral Agent and the Holders a security interest in, the Collateral (as defined herein) and (ii) execute and deliver this Agreement in order to secure all obligations of the Company under the Indenture (to the extent that the Company's obligations under the Indenture relate to the Exchangeable Securities), the Exchangeable Securities and this Agreement, including, without limitation, (a) the Company's obligations to pay principal in respect of Exchangeable Securities (whether at maturity, upon redemption or otherwise), to pay interest and redemption premiums, if any, on Exchangeable Securities, and the Company's obligations to Holders of Exchangeable Securities who exchange Exchangeable Securities in accordance with the terms of this Agreement and Article Seventeen of the Indenture and (b) any claim arising out of any failure to perform any of such obligations (the "Obligations"); and

          WHEREAS, pursuant to and in accordance with Article Seventeen of the Indenture, the Holders have certain rights to receive certain Collateral constituting Exchange Property in exchange for the Exchangeable Securities, subject to the

Company's right pursuant to Section 17.10 of the Indenture to deliver cash in whole or in part in lieu of delivering certain of such Exchange Property (the "Cash Payment Election"); and

          WHEREAS, the Company is depositing with the Collateral Agent on the date hereof a certificate or certificates evidencing ___________ shares of Kaiser Common Stock, duly endorsed or accompanied by duly executed stock powers in blank; and

          WHEREAS, consistent with and pursuant to the Indenture, the Collateral Agent will act for the benefit of Holders of the Exchangeable Securities in the exchange of their Exchangeable Securities for Exchange Property (and/or cash, to the extent the Cash Payment Election is exercised).

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the Company hereby agrees with the Collateral Agent for its benefit, the benefit of the Trustee and the ratable benefit of the Holders of Exchangeable Securities as follows:

          SECTION 1. Grant of Security Interest. To secure the full and punctual payment when due and the full and punctual performance when due of the Obligations, the Company hereby grants to the Collateral Agent, for the benefit of the Trustee, the Collateral Agent and the Holders, a security interest in all its right, title and interest in and to the following, other than amounts which are released from the Lien of this Pledge Agreement pursuant to Section 9 (the "Collateral"):

               (1) the Kaiser Common Shares deposited with the Collateral Agent as provided in Section 2;

               (2) all other Exchange Property for which the Exchangeable Securities may at any time or from time to time be exchangeable pursuant to the terms of the Indenture;

               (3) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing; and

               (4) to the extent not included in clauses (1), (2) and (3) of this Section 1, all proceeds (as defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof) of the items listed in such clauses, including the Excluded Items except to the extent that the Excluded Items are released from the Lien of this Pledge Agreement pursuant to Section 9.

          SECTION 2. Delivery of Collateral. Simultaneously with execution of this Agreement, the Company shall deliver to the Collateral Agent a certificate number(s) _________ evidencing ______ shares of Kaiser Common Stock, duly endorsed or accompanied by duly executed stock powers in blank. Subsequent to the first issuance of Exchangeable Securities, no additional Exchangeable Securities may be issued unless, simultaneously with or immediately prior to the issuance of such additional Exchangeable Securities, there is on deposit with the Collateral Agent pursuant to this Agreement a number of Kaiser Common Shares, and an amount of any other Exchange Property, equal to the aggregate number of Kaiser Common Shares, and the aggregate amount of any other Exchange Property, for which the outstanding Exchangeable Securities (after giving effect to the issuance of such additional Exchangeable Securities) would be exchangeable on the date of issuance of such additional Exchangeable Securities (assuming no exercise by the Company of the Cash Payment Election). Any and all certificates or instruments representing or evidencing Collateral shall be delivered to and held by the Collateral Agent, on behalf of the Trustee, the Collateral Agent and the Holders, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

          SECTION 3. Further Assurances. The Company agrees that at any time and from time to time, at the expense of the Company, the Company will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee or the Collateral Agent may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

          SECTION 4. Representations and Warranties. (a) The Company hereby represents and warrants for the benefit of the Collateral Agent on behalf of the Holders that:

          (i) The execution, delivery and performance by the Company of this Agreement are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of the Company and do not contravene, or constitute a default under, any provision of the certificate of incorporation or bylaws of the Company or, with such exceptions, if any, as do not have a material adverse effect on the financial condition of the Company and its subsidiaries, taken as a whole, of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company, or result in the creation or imposition of any Lien on any Collateral, other than the Lien contemplated hereby.

          (ii) The Kaiser Common Shares that constitute Collateral have been duly authorized and validly issued and are fully paid and non-assessable.

          (iii) The Company is the record and beneficial owner of the Kaiser Common Shares that constitute Collateral, free and clear of any Lien or claims of any Person except for the security interest created by this Agreement.

          (iv) The Company has full corporate power and authority to enter into this Agreement and has the right to pledge and grant a security interest in the Collateral as provided by this Agreement.

          (v) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is a considered in a proceeding at law or in equity).

          (vi) Upon delivery to the Collateral Agent of the Kaiser Common Stock referred to in the first sentence of Section 2 hereof, the pledge of such Kaiser Common Stock creates a valid and perfected first priority security interest in such Kaiser Common Stock securing the payment of the Obligations for the benefit of the Trustee, the Collateral Agent and the Holders, to the extent provided herein.

          (b) The Collateral Agent represents and warrants that (i) it has full corporate power and authority to enter into and perform this Agreement and the Indenture and (ii) this Agreement and the Indenture have been duly and validly executed by the Collateral Agent and constitute the valid and binding obligation of the Collateral Agent enforceable in accordance with their respective terms, except as the enforceability thereof may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (B) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          SECTION 5. Record Owner; Further Assurances. Promptly following delivery to the Collateral Agent of any Collateral represented by a certificate, the Collateral Agent shall cause such Collateral to be transferred into the name of DTC's nominee, who shall be the record owner of such Collateral, and shall instruct DTC to show such Collateral on its books as for the account of State Street Bank and Trust Company, in its capacity under this Agreement; provided, however, that if any Collateral shall at any time not be DTC eligible securities or if the Collateral Agent determines in its sole discretion that such Collateral shall no longer be registered in the name of DTC or its nominee, the certificate or certificates representing such Collateral shall be held by the Collateral Agent at a location in Boston, Massachusetts, selected by the Collateral Agent and shall be registered in the name of the Collateral Agent or its nominee (other than DTC or its nominee). From time to time thereafter, the Company shall take such actions and shall execute and deliver such certificates and other documents as the Collateral Agent shall reasonably request in order to evidence that record ownership of the Collateral shall be vested in the Collateral Agent or its nominee, and the Company shall take such actions and shall execute and deliver such certificates and other documents as the Collateral Agent shall reasonably request in connection with the security interest granted pursuant to this Pledge Agreement.

          SECTION 6. Exchange. Subject to the terms and conditions of this Agreement, the Exchangeable Securities and the Indenture, upon proper surrender to the Collateral Agent of any Exchangeable Security (or any portion of the principal amount thereof) for exchange by the Holder thereof in accordance with the terms thereof and of the Indenture, the Collateral Agent shall (i) promptly notify the Company of such surrender and (ii) following such surrender and notification, promptly accept the same for exchange, and upon such acceptance and within the applicable time periods set forth in Section 17.02(b) and/or
Section 17.10 of the Indenture (A) except to the extent provided in clause (F) below, either (1) obtain from the transfer agent for the Kaiser Common Shares and all other securities for which the Exchangeable Securities are then exchangeable pursuant to the terms of the Indenture ("Exchange Securities") and deliver or cause to be delivered to or on the order of the Holder of such Exchangeable Security (or portion thereof), a certificate or certificates representing such number of whole Exchange Securities, or (2) instruct DTC or, if applicable, any other nominee in whose name the Exchange Securities are registered, to transfer to such Holder's account (or the account of such Holder's nominee) such number of whole Exchange Securities, as such Holder may be entitled to receive in accordance with the terms of the Exchangeable Security and of the Indenture; (B) except to the extent provided in clause (F) below, deliver or cause to be delivered to or on the order of such Holder a check in payment of any cash adjustment in lieu of fractional shares or other units, as the case may be, computed in accordance with the Indenture and such additional cash as may have been apportioned under the Indenture to the Exchange Property which the Holder of such Exchangeable Security (or portion thereof) shall be entitled to receive in accordance with the terms thereof and of the Indenture;
(C) except to the extent provided in clause (F) below, deliver or cause to be delivered to or on the order of such Holder any other certificates or instruments or other property constituting or evidencing ownership of the Exchange Property as such Holder may be entitled to receive in accordance with the terms of the Exchangeable Security and of the Indenture; (D) deliver for cancellation to the Trustee the Exchangeable Security so exchanged; (E) if only a portion of said Exchangeable Security is exchanged and if the Exchangeable Securities are represented by certificates, obtain from the Trustee and deliver to or on the order of the Holder of the Exchangeable Security surrendered for exchange a new Exchangeable Security or Exchangeable Securities for the principal amount at maturity thereof not exchanged; (F) to the extent the Company exercises its Cash Payment Election in lieu, in whole or in part, of delivery of Kaiser Common Stock or other Marketable Securities included in the Exchange Property pursuant to Section 17.10 of the Indenture and if sufficient funds are first deposited with the Collateral Agent by the Company, the Collateral Agent shall, to such extent, in lieu of the actions set forth in clauses (A) through (C) above, pay to the Holder of such Exchangeable Security so surrendered an amount in cash as provided by Section 17.10 of the Indenture; and (G) if the Company exercises its Cash Payment Election in lieu, in whole or in part, of delivery of Kaiser Common Stock or Marketable Securities included in the Exchange Property pursuant to Section 17.10 of the Indenture but cash is not delivered in accordance with the Indenture, the Collateral Agent shall take the actions set forth in clauses (A) through (C) above.

          The Company will, upon request, promptly notify the Collateral Agent in an Officers' Certificate, setting forth the Company's calculations in reasonable detail, of the Market Value or Market Price as of the relevant dates for the purpose of computing cash adjustments to be paid upon exchanges in lieu of fractional shares or other units, as the case may be, or for any other purpose the Collateral Agent deems appropriate.

          SECTION 7.  Voting Rights; Dividends; Etc.

          (a) So long as no Event of Default shall have occurred and be continuing and until written notice from the Collateral Agent to the Company, given during the continuance of an Event of Default (other than an Event of Default under Section 5.01(6) or 5.01(7) of the Indenture relating only to the Company, in which case no notice shall be required), that the Collateral Agent intends to exercise its rights to vote the Collateral, the Company shall be entitled to exercise any and all voting and other corporate rights pertaining to the Kaiser Common Shares or any other voting securities constituting Collateral for any purpose not inconsistent with the terms of the Indenture, this Agreement or the Exchangeable Securities; provided, however, that no vote shall be cast or consent, waiver or ratification given or action taken that would be inconsistent with or violate any provision of the Indenture, this Agreement or the Exchangeable Securities. If an Event of Default has occurred and is continuing, upon written notice from the Collateral Agent to the

Company that it has determined that it will exercise such rights, all rights of the Company to exercise the voting and other consensual corporate rights which it would otherwise be entitled to exercise shall cease and all such rights shall become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual corporate rights during the continuance of such Event of Default. The Collateral Agent shall have no duty to the Company to exercise any of the aforesaid voting or other consensual rights, and shall not be responsible for any failure to do so or delay in so doing. When any and all Events of Default have been cured or waived, such voting and consensual corporate rights shall revert to the Company.

          (b) Unless an Event of Default has occurred and is continuing, the Company shall be entitled to receive (or to receive from the Collateral Agent if theretofore delivered to the Collateral Agent) and retain, free of the Lien of this Pledge Agreement, (1) all cash dividends and cash distributions paid on the Kaiser Common Shares or other securities included in the Collateral, other than Extraordinary Cash Distributions, (2) all interest payments on any debt securities or other property included in the Collateral and (3) any net income or gain on any investment of cash made by the Collateral Agent pursuant to this Pledge Agreement (such amounts in clauses (1) through (3), collectively, "Excluded Items"). During the continuance of an Event of Default, all rights of the Company to receive and retain Excluded Items shall cease, and the Collateral Agent shall thereupon have the sole right to receive any Excluded Items during the continuance of such Event of Default; provided, however, that no Excluded Items shall become part of the Exchange Property. All Excluded Items retained by the Collateral Agent shall be deposited in a collateral default account established by the Collateral Agent for such purpose. At such time, if any, as all Events of Default shall have been cured or waived and no Event of Default shall be continuing, the right of the Company to receive and retain any and all Excluded Items shall be reinstated, and the Collateral Agent shall deliver to the Company all Excluded Items then held by it, upon delivery by the Company of an Officers' Certificate stating that no Event of Default has occurred and is continuing.

          (c) In order to permit the Company to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 7(a), and to receive all Excluded Items which it may be entitled to receive under
Section 7(b), the Collateral Agent shall, upon written notice from the Company, from time to time execute and deliver to the Company such instruments as the Company may reasonably request.

          SECTION 8. Investments of Cash. All cash held by the Collateral Agent pursuant to this Agreement (whether or not such cash constitutes Exchange Property) shall be invested by the Collateral Agent from time to time in accordance with the written instructions of the Company in Cash Equivalents with maturity dates of twelve months or less. Any interest or gain on such investments shall be for the sole account of the Company and shall be paid over to the Company by the Collateral Agent as provided in Section 7(b). Any loss on such investments shall be for the account of the Company and the Company shall, on demand, reimburse the Collateral Agent for any such loss. The Company shall have the option either to furnish to the Collateral Agent all money payable to Holders upon any exchange of Exchangeable Securities or to require the Collateral Agent to sell Cash Equivalents in an amount necessary to permit the Collateral Agent to make such payments.

          SECTION 9.  Release of Collateral.

          (a) The provisions of Sections 17.05(b), 17.05(c), 17.06(b) through 17.06(h) and 17.09 of the Indenture are incorporated herein by reference and shall be a part hereof as though fully set forth herein.

          (b) Any Collateral which is delivered by the Collateral Agent pursuant to the provisions referred to in Section 9(a), including, without limitation,
(i) Collateral delivered pursuant to Section 6 or Section 7(b) of this Pledge Agreement or (ii) as a pro rata distribution to Holders of Exchangeable Securities pursuant to Section 17.05(c) of the Indenture shall, in each case, be released from the Lien of this Pledge Agreement upon such delivery.

          SECTION 10.  Merger or Consolidation of the Company. If the
Company is discharged from its obligations under the Indenture by the operation of Article Ten thereof, the Company shall also be discharged from all its obligations under this Agreement. The Company shall not allow any Person to assume the obligations of the Company under the Indenture unless such person also expressly assumes, by an agreement supplemental hereto, executed and delivered to the Collateral Agent, all the obligations of the Company under this Agreement.

          SECTION 11. Power of Attorney. The Company hereby appoints the Collateral Agent as its attorney-in-fact, with power of substitution and with full authority in its place and stead and in its name or the Collateral Agent's own name, from time to time during the continuance of an Event of Default, in the Collateral Agent's discretion, subject to the provisions of this Agreement, to take any action and to execute any instrument which the Collateral Agent may deem necessary or advisable in order to accomplish the purposes of this Agreement, including to receive, endorse and collect all instruments made payable to it representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

          SECTION 12. Collateral Agent May Perform. If the Company fails to perform in any material respect any agreement contained herein, the Collateral Agent may itself perform, or cause the performance of, such agreement, and the reasonable expenses of the Collateral Agent incurred in connection therewith shall be payable by the Company under Section 16 hereof.

          SECTION 13. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent hereunder are being granted in order to preserve and protect the Collateral Agent's security interest in and to the Collateral granted hereby and shall not be interpreted to, and shall not, impose any duties on the Collateral Agent to exercise any such powers or rights. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that the Collateral Agent shall not have any responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Collateral Agent has or is deemed to have knowledge of such matters, except upon express instructions pursuant to the Indenture or this Agreement or (ii) taking any necessary steps to preserve rights against any parties with respect to any Collateral.

          SECTION 14. Subsequent Changes Affecting Collateral. The Company represents to the Collateral Agent that the Company has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of dividends, payments of interest and/or principal, reorganization or other exchanges, tender offers and voting rights), and the Company agrees that the Collateral Agent shall have no responsibility or liability for informing the Company of any such changes or potential changes or, except upon express instructions pursuant to the Indenture or this Agreement, for taking any action or omitting to take any action with respect thereto.

          SECTION 15.  Remedies Upon Default.
          (a) If any Notice of Acceleration shall have been delivered to the Company and shall not have been rescinded, the Collateral Agent shall have, in addition to all other rights given by law or by this Agreement or the Indenture, but subject to the provisions of Section 17.02(f) of the Indenture, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as in effect in the State of New York at that time. In addition, the Collateral Agent may sell or cause the Collateral to be sold at any broker's board or at public or private sale, in one or more sales or lots, at such price or prices as the Collateral Agent may deem best, for cash or on credit or for future delivery, without assumption of any credit risk. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. Unless any of the Collateral threatens to decline rapidly in value or is or becomes of a type sold on a recognized market, the Collateral Agent will give the Company reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if such notice is mailed to the Company as provided below in Section 18.1, at least ten days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.
The Collateral Agent or any Holder of Exchangeable Securities may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale.

          The Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale of any Collateral shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay the sale of any securities included in the Collateral for the period of time necessary to permit the registration of such securities for public sale under the Securities Act or under applicable state securities laws.

          If a Notice of Acceleration has been delivered and is at the time in effect, unless in the written opinion of counsel to the Company (Kramer, Levin, Naftalis, Nessen, Kamin & Frankel or other counsel reasonably satisfactory to the Collateral Agent) addressed and delivered to the Collateral Agent, registration is not required for the unrestricted sale of Kaiser Common Shares by the Collateral Agent, the Collateral Agent may, upon written notice, require the Company to use its best efforts to cause to be registered as soon as possible pursuant to the Securities Act and relevant state securities laws the Kaiser Common Shares included in the Collateral, and to keep such registration effective for at least 180 consecutive days, and to enter into customary arrangements with the Trustee and the Collateral Agent concerning indemnification and reimbursement of expenses.

          SECTION 16. Fees and Expenses. The Company will upon demand pay to the Collateral Agent the amount of any and all reasonable fees and expenses (including, without limitation, the reasonable fees and disbursements of its counsel, of any investment banking firm, business broker or other selling agent and of any other experts and agents not regularly in its employ retained by the Collateral Agent) that the Collateral Agent may incur (other than any such fees and expenses as may arise from the gross negligence or willful misconduct of the Collateral Agent) in connection with (i) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral or
(ii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder.

          SECTION 17. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral, and, subject to the provisions of Section 17.02(f) of the Indenture, any cash held as Collateral while a Notice of Acceleration is in effect, shall be paid over to the Trustee and applied in the manner specified in Section 5.10 of the Indenture, it being understood that the references in such Section to "Debt Securities" shall, for this purpose, be deemed to refer solely to the Exchangeable Securities.

          SECTION 18.  Miscellaneous Provisions.

          Section 18.1 Notices. All notices, approvals, consents or other communications required or desired to be given hereunder shall be in the form and manner as set forth in Sections 16.02 and 16.03 of the Indenture, and delivered to the addresses set forth in such Section, and, in the case of the Collateral Agent, to: State Street Bank and Trust Company, as set forth in
Section 16.02 of the Indenture.

          Section 18.2 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Collateral Agent to take any action or omit to take any action under this Agreement, the Company shall, to the extent required by the Trust Indenture Act (unless exempted from such requirement by order of the Commission), deliver to the Collateral Agent an Officers' Certificate and/or an Opinion of Counsel in accordance with the requirements of Section 16.05 of the Indenture.

          Section 18.3 Severability. The provisions of this Agreement are severable, and if any clause or provision shall be held invalid of unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Agreement in any jurisdiction.

          Section 18.4 No Recourse Against Others. No director, officer, employee, stockholder or affiliate, as such, of the

Company shall have any liability for any obligations of the Company under this Agreement or for any claim based on, in respect of or by reason of such obligations or their creation.

          Section 18.5 Headings. The headings of the Articles and Sections of this Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

          Section 18.6 Benefits of Agreement. Nothing in this Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Trustee and the Holders of Exchangeable Securities, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 18.7 Change of Collateral Agent. Any change in the Collateral Agent shall be effected as set forth in Article Six of the Indenture with respect to the Trustee.

          Section 18.8 Succession of Collateral Agent. After appointment, any successor Collateral Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Collateral Agent without further act or deed; and upon the receipt of all amounts owed to it by the Company under this Agreement, the former Collateral Agent shall deliver and transfer to the successor Collateral Agent any property at the time held by it hereunder, and shall execute and deliver any further assurance, conveyance, act or deed necessary for the purpose, including, without limitation, to perfect the security interest granted herein.

          Section 18.9  Supplements and Amendments.

          (a) Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Collateral Agent, at any time and from time to time, may supplement or amend this Agreement for any of the following purposes:

               (i) to evidence the succession of another Person to the Company and the assumption by such successor of the covenants of the Company herein; or

               (ii) to add to the covenants of the Company or to surrender any right or power herein conferred upon the Company; or

               (iii) to evidence and provide for the acceptance of appointment hereunder by a successor as contemplated by Section 18.7; or

               (iv) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, to conform this Agreement to the Indenture as the Indenture may be amended or supplemented from time to time, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with any provision of the Indenture or this Agreement, or to make any other change; provided such other provisions or changes shall not adversely affect the interests of the Holders of Outstanding Exchangeable Securities.

          (b) With the consent of the Holders of not less than a majority in principal amount of the Outstanding Exchangeable Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Collateral Agent may amend or supplement this Agreement for the purpose of adding provisions to or changing in any manner or eliminating any of the provisions of this Agreement; provided, however, that no such amendment or supplement shall, without the consent of the Holder of each Outstanding Exchangeable Security affected thereby,

               (i) reduce the percentage in principal amount of the Outstanding Exchangeable Securities, the consent of whose Holders is required for any amendment or supplement to this Agreement; or

               (ii) make any change that adversely affects the rights of any Holder of an Exchangeable Security to exchange such Exchangeable Security for Exchange Property pursuant to Article Seventeen of the Indenture.

          Section 18.10 Continuing Security Interest; Termination. (a) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the later of (A) the discharge of the Indenture with respect to the Exchangeable Securities as provided in
Section 4.01 of the Indenture and (B) the date on which Exchangeable Securities are no longer exchangeable for Exchange Property, (ii) be binding upon the parties hereto and their respective successors and assigns, and (iii) inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement shall terminate upon the occurrence of the later of (A) the discharge of the Indenture with respect to the Exchangeable Securities as provided in Section 4.01 of the Indenture and (B) the date on which Exchangeable Securities are no longer exchangeable for Exchange Property. Upon termination of this Agreement, any Collateral remaining in the hands of the Collateral Agent shall be delivered to the Company, free and clear of any and all interests of the Collateral Agent, the Trustee and the Holders, or any of them. Section 16 of this Agreement shall survive any termination hereof.

          (b) The Company agrees that it will not, except as permitted by the Indenture or this Agreement, sell or dispose of, or grant any option or warrant with respect to, any property that constitutes Collateral unless, pursuant to the terms of such transaction, the Company is not required to transfer title to such property until such time as (i) such property is no longer part of the Collateral or (ii) such property is contemporaneously being released from the Lien of this Pledge Agreement.

          Section 18.11  Covenants and Duties of the Collateral Agent.
          (a) The Collateral Agent hereby agrees that the Collateral received by it pursuant to this Agreement shall be held for and applied only in conformity with the purposes and upon the terms and conditions set forth in the Indenture and this Agreement. The Collateral Agent shall be entitled to all the rights and privileges of the Trustee contained in the Indenture, including, where applicable, the protection and immunities of the Trustee. Except as permitted by the Indenture or this Agreement, no action may be taken by the Collateral Agent with respect to the Collateral without the prior written consent of the Company.

          (b) The Collateral Agent shall not be accountable with respect to the validity or value of any Collateral and the Collateral Agent makes no representation or warranty with respect thereto. The Collateral Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Agreement.

          (c) The Collateral Agent shall not be under any duty hereunder to pay out or distribute any cash or other property to any Person unless such cash or other property has been received by the Collateral Agent pursuant to this Agreement.

          Section 18.12 Counterpart Originals. This Agreement may be signed in two or more counterparts. Each signed copy shall be an original, but all of them together represent one and the same agreement. Each counterpart may be executed and delivered by telecopy, if such delivery is promptly followed by the original manually signed copy sent by overnight courier.

          Section 18.13 Reinstatement. This Agreement shall continue to be effective or be reinstated if at any time any amount received by the Collateral Agent or any Holder in respect of the Obligations is rescinded or must otherwise be restored or returned by the Collateral Agent or any Holder upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

          Section 18.14 Survival of Provisions. All representations, warranties and covenants of the Company contained herein shall survive the execution and delivery of this Agreement.

          Section 18.15 Final Expression. This Agreement together with the Indenture and any other agreement executed in connection herewith or therewith, is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

          Section 18.16 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS AGREEMENT, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY AND THE COLLATERAL AGENT EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE COLLATERAL AGENT TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          Section 18.17 WAIVER OF POSTING BOND BY COLLATERAL AGENT. THE COMPANY WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE COLLATERAL AGENT IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO OBTAIN POSSESSION OF, REPLEVY, ATTACH OR LEVY UPON COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS, TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT BETWEEN THE COMPANY AND THE COLLATERAL AGENT.

          Section 18.18 REALIZING ON PROPERTY; ENFORCING JUDGMENT. THE COMPANY AGREES THAT THE COLLATERAL AGENT SHALL, IN ITS OWN NAME OR IN THE NAME AND ON BEHALF OF ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE COMPANY OR ITS PROPERTY IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE COLLATERAL AGENT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE COLLATERAL AGENT HAS COMMENCED A PROCEEDING DESCRIBED IN THIS

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

PARAGRAPH INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS.

                            [Signature Page Follows]












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

  IN WITNESS WHEREOF, the Company and the Collateral Agent have each caused this Agreement to be duly executed and delivered as of the date first above written.

                              COMPANY:

                              MAXXAM Inc.
                              a Delaware corporation


                              By:________________________________
                                 Name:
                                 Title:


                              COLLATERAL AGENT:

                              State Street Bank and Trust
                                Company, as Collateral Agent


                              By:________________________________
                                 Name:
                                 Title:

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